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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.650% Notes due 2028	$550,000,000	99.778%	$548,779,000

3.250% Notes due 2022	$500,000,000	101.773%	$508,865,000

4.650% Notes due 2047	$250,000,000	105.434%	$263,585,000

			$1,321,229,000	$164,493.01

(1)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act.

Filed Pursuant to Rule 424B5
Registration No.:333-208652

PROSPECTUS SUPPLEMENT
(To prospectus dated December 21, 2015)

$1,300,000,000

$550,000,000 3.650% Notes due 2028
$500,000,000 3.250% Notes due 2022
$250,000,000 4.650% Notes due 2047

             We are offering $550,000,000 aggregate principal amount of our 3.650% Notes due 2028 (the "2028 notes"), $500,000,000 aggregate principal amount of our 3.250% Notes due 2022 (the "2022 notes") and $250,000,000 aggregate principal amount of our 4.650% Notes due 2047 (the "2047 notes" and, together with the 2022 notes and the 2028 notes, the "notes"). The 2028 notes will mature on January 15, 2028. We will pay interest on the 2028 notes on January 15 and July 15 of each year, commencing July 15, 2018. Interest on the 2028 notes will accrue from and including December 6, 2017. The 2022 notes will mature on October 15, 2022. We will pay interest on the 2022 notes on April 15 and October 15 of each year, commencing April 15, 2018. Interest on the 2022 notes will accrue from and including October 15, 2017. The 2047 notes will mature on March 15, 2047. We will pay interest on the 2047 notes on March 15 and September 15 of each year, commencing March 15, 2018. Interest on the 2047 notes will accrue from and including September 15, 2017. We may redeem the notes of each series at any time in whole, or from time to time in part, at the redemption prices described in this prospectus supplement under the caption "Description of Notes—Optional Redemption." The notes will be our senior unsecured obligations.

             The 2022 notes offered hereby will constitute a further issuance of our 3.250% Notes due 2022, of which $450,000,000 aggregate principal amount was issued on October 10, 2012 and is outstanding as of the date of this prospectus supplement (the "existing 2022 notes"). The 2022 notes offered hereby and the existing 2022 notes will constitute a single series of our debt securities under the indenture referred to in this prospectus supplement. The 2022 notes offered hereby will have the same terms (except for date of original issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue) and CUSIP number as the existing 2022 notes. However, for U.S. federal income tax purposes, the 2022 notes offered hereby will be deemed to have the same issue date and issue price as the existing 2022 notes.

             The 2047 notes offered hereby will constitute a further issuance of our 4.650% Notes due 2047, of which $300,000,000 aggregate principal amount was issued on March 15, 2017 and is outstanding as of the date of this prospectus supplement (the "existing 2047 notes"). The 2047 notes offered hereby and the existing 2047 notes will constitute a single series of our debt securities under the indenture referred to in this prospectus supplement. The 2047 notes offered hereby will have the same terms (except for date of original issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue) and CUSIP number as the existing 2047 notes. However, for U.S. federal income tax purposes, the 2047 notes offered hereby will be deemed to have the same issue date and issue price as the existing 2047 notes.

             We are The Monthly Dividend Company®. We are an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. We seek to increase earnings and distributions to stockholders through active portfolio management, asset management and the acquisition of additional properties.

             We have in-house acquisition, portfolio management, asset management, real estate research, credit research, legal, finance and accounting, information technology, and capital markets capabilities. As of September 30, 2017, we owned a diversified portfolio of 5,062 properties located in 49 states and Puerto Rico, with over 86.4 million square feet of leasable space leased to 251 different commercial tenants doing business in 47 separate industries. Of the 5,062 properties in the portfolio at September 30, 2017, 5,034, or 99.4%, were single-tenant properties, and the remaining were multi-tenant properties. At September 30, 2017, of the 5,034 single-tenant properties, 4,949 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 9.6 years.

             Investing in the notes involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement.

	Per 2028 Note	Total For 2028 Notes	Per 2022 Note	Total For 2022 Notes	Per 2047 Note	Total for 2047 Notes	Total for All Notes

Public offering price	99.778%(1)	$548,779,000(1)	101.773%(2)	$508,865,000(2)	105.434%(3)	$263,585,000(3)	$1,321,299,000(1)(2)(3)

Underwriting discounts	0.650%	$3,575,000	0.600%	$3,000,000	0.875%	$2,187,500	$8,762,500

Proceeds, before expenses, to Realty Income Corporation	99.128%(1)	$545,204,000(1)	101.173%(2)	$505,865,000(2)	104.559%(3)	$261,397,500(3)	$1,312,466,500(1)(2)(3)

(1)
Plus accrued interest, if any, on the 2028 notes from and including December 6, 2017, if settlement occurs after that date.

(2)
Plus accrued interest on the 2022 notes from and including October 15, 2017 to, but excluding, the settlement date, totaling approximately $2,302,083.33 (assuming the settlement date is December 6, 2017). Such accrued interest must be paid by the purchasers of the 2022 notes offered hereby.

(3)
Plus accrued interest on the 2047 notes from and including September 15, 2017 to, but excluding, the settlement date, totaling approximately $2,615,625.00 (assuming the settlement date is December 6, 2017). Such accrued interest must be paid by the purchasers of the 2047 notes offered hereby.

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

             Delivery of the notes will be made only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about December 6, 2017.

Joint Book-Running Managers

Citigroup	Barclays	BNY Mellon Capital Markets, LLC	Goldman Sachs & Co. LLC	UBS Investment Bank	US Bancorp

BofA Merrill Lynch	Credit Suisse	J.P. Morgan	Mizuho Securities

Morgan Stanley	RBC Capital Markets	Regions Securities LLC	Wells Fargo Securities

Co-Lead Managers

BB&T Capital Markets	MUFG	PNC Capital Markets LLC	Stifel

Senior Co-Managers

Comerica Securities	Ramirez & Co., Inc.	Raymond James

Co-Managers

Academy Securities	Evercore ISI	Moelis & Company

The date of this prospectus supplement is November 29, 2017.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and, if applicable, any free writing prospectus we may provide you in connection with this offering is accurate only as of those documents' respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the incorporated documents described under the headings "Supplemental U.S. Federal Income Tax Considerations" in this prospectus supplement and "Incorporation by Reference" in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may provide to you in connection with this offering. The descriptions of certain provisions of any instrument, agreement or other document appearing in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated by reference therein (including, without limitation, the descriptions of certain provisions of our $2.0 billion revolving credit facility and term loan facilities and the indenture pursuant to which the notes will be issued) are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of those instruments, agreements and other documents. You should carefully review such instruments, agreements and other documents in their entirety for complete information on the terms and provisions thereof. See "Where You Can Find More Information" in the accompanying prospectus for information on how you can obtain copies of such instruments, agreements and other documents.

        No action has been or will be taken in any jurisdiction by us or by any underwriter that would permit a public offering of these securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any related free writing prospectus where action for that purpose is required, other than in the United States. Unless otherwise expressly stated or the context otherwise requires, references to "dollars" and "$" in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to United States dollars.

        This prospectus supplement and the accompanying prospectus are not prospectuses for the purpose of the Prospectus Directive as implemented in Member States of the European Economic Area (the "EEA"). Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by underwriters which constitute the final placement of the notes contemplated in this prospectus supplement and the accompanying prospectus.

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order")), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary does not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, and, if applicable, any free writing prospectus we may provide you in connection with this offering before making an investment decision. Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms "Realty Income," "our," "us" and "we" as used in this prospectus supplement refer to Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis.

        In this prospectus supplement, we sometimes refer to our 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, which was redeemed by us on March 1, 2012, our 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock, which was redeemed by us on October 24, 2014, and our outstanding shares of 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, which was redeemed by us on April 7, 2017, as our Class D preferred stock, Class E preferred stock and Class F preferred stock, respectively.

 Realty Income

        We are The Monthly Dividend Company®. We are an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. We seek to increase earnings and distributions to stockholders through active portfolio management, asset management and the acquisition of additional properties.

        We have in-house acquisition, portfolio management, asset management, real estate research, credit research, legal, finance and accounting, information technology, and capital markets capabilities. As of September 30, 2017, we owned a diversified portfolio of 5,062 properties located in 49 states and Puerto Rico, with over 86.4 million square feet of leasable space leased to 251 different commercial tenants doing business in 47 separate industries. Of the 5,062 properties in the portfolio as of that date, 5,034, or 99.4%, were single-tenant properties, and the remaining were multi-tenant properties. At September 30, 2017, of the 5,034 single-tenant properties, 4,949 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 9.6 years.

        We are organized to operate as an equity real estate investment trust, commonly referred to as a REIT. Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000.

Recent Developments

Credit Agency Ratings and Our Revolving Credit Facility

        On November 21, 2017, Moody's Investors Service upgraded its assigned corporate credit rating on our senior unsecured notes and bonds from Baa1 with a "positive" outlook to A3 with a "stable" outlook. Previously, S&P Global Ratings assigned a rating of BBB+ with a "positive" outlook and Fitch Ratings assigned a rating of BBB+ with a "stable" outlook to our senior unsecured notes and bonds. The interest rates under our $2.0 billion revolving credit facility are based upon our ratings assigned by credit rating agencies. Our $2.0 billion revolving credit facility provides that the interest rates thereunder can range from: (i) the London Interbank Offered Rate ("LIBOR") plus 1.55% if our credit rating is lower than BBB–/Baa3 or our senior unsecured debt is unrated to (ii) LIBOR plus 0.85% if our credit rating is A–/A3 or higher. In addition, our revolving credit facility provides for a facility commitment fee based on our credit ratings, which ranges from: (i) 0.30% if our credit rating is lower than BBB–/Baa3 or if our senior unsecured debt is unrated to (ii) 0.125% if our credit rating is A–/A3 or higher. Based on our current ratings, our interest rates and commitment fees under our $2.0 billion revolving credit facility will be based on an A–/A3 credit rating. Credit ratings are not a recommendation to buy, sell or hold our debt securities (including the notes offered hereby) and are subject to revision or withdrawal at any time.

Acquisitions During the First Nine Months of 2017

        During the first nine months of 2017, we invested $956.9 million in 177 new properties and properties under development or expansion with an estimated initial weighted average contractual lease rate of 6.5%. The 177 new properties and properties under development or expansion are located in 35 states, will contain approximately 4.3 million leasable square feet and are 100% leased with a weighted average lease term (excluding rights to extend a lease at the option of the tenant) of 14.9 years. The tenants occupying the new properties operate in 21 industries and the property types are 96.6% retail and 3.4% industrial, based on rental revenue. None of our real estate investments during the first nine months of 2017 caused any one tenant to be 10% or more of our total assets at September 30, 2017.

        The estimated initial weighted average contractual lease rate for a property (other than a property under development or expansion) is generally computed as estimated contractual net operating income, which, in the case of a net leased property, is equal to the aggregate base rent for the first full year of each lease, divided by the total cost of the property. Since it is possible that a tenant could default on the payment of contractual rent, we cannot provide assurance that the actual return on the funds invested will remain at the percentage listed above. For information on how we calculate the estimated contractual lease rate on a property under development or expansion, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Acquisitions During the Third Quarter of 2017" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is incorporated by reference in the accompanying prospectus.

Capital Raising

        During the nine months ended September 30, 2017, Realty Income issued 21,512,442 shares of our common stock, par value $0.01 per share, at a weighted average price of $59.99 per share, receiving gross proceeds of approximately $1.3 billion.

Redemption of Preferred Stock

        In April 2017, we redeemed all of the 16,350,000 shares of our Class F preferred stock for a redemption price of $25.00 per share (or approximately $408.8 million in total), plus accrued and unpaid dividends. During the first nine months of 2017, we incurred a charge of $13.4 million, representing the Class F preferred stock original issuance costs that we paid in 2012.

Redemption of Outstanding 6.750% Notes Due 2019

        On November 15, 2017, we issued a notice of redemption for all $550.0 million aggregate principal amount of our outstanding 6.750% Notes due August 15, 2019 (the "2019 notes"). We expect to redeem the 2019 notes on December 15, 2017.

Key Financial Covenants

        The notes will require that we comply with certain financial covenants described in this prospectus supplement under "Description of Notes—Additional Covenants of Realty Income." In general and subject to exceptions, these covenants provide: (i) that we may not incur any Debt (as defined below) if, on a pro forma basis, our total Debt would exceed 60% of our Adjusted Total Assets (as defined below), (ii) that we may not incur any Debt if, on a pro forma basis, our debt service coverage ratio

(calculated as described below under "Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage") would be less than 1.5 to 1.0, (iii) that we may not incur any Secured Debt (as defined below) if, on a pro forma basis, our total Secured Debt would exceed 40% of our Adjusted Total Assets, and (iv) that we must maintain at all times Total Unencumbered Assets (as defined below) of not less than 150% of our total outstanding Unsecured Debt (as defined below). The following table shows the foregoing percentages and ratio as required by those covenants as well as our actual percentages and ratio calculated on an historical basis as of or, in the case of the debt service coverage ratio, for the four quarters ended September 30, 2017. These calculations, which are not based on generally accepted accounting principles, are presented to show our ability to incur additional debt under those covenants and do not purport to reflect our liquidity, actual ability to incur or service debt or our future performance. These calculations do not reflect the impact of, among other things, the issuance and sale of the notes offered hereby or the application of the estimated net proceeds therefrom and, as a result, our actual percentages and ratios after giving effect to this offering and the application of those proceeds will differ, perhaps significantly, from those set forth below. Moreover, the foregoing is a very general overview of some of the terms of those covenants and those covenants are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of some of the capitalized terms used above, appearing under "Description of Notes—Additional Covenants of Realty Income," as well as the indenture and the applicable officers' certificates under which the notes will be issued, for more information. In addition, as required by the debt service coverage covenant referred to above, our debt service coverage ratio for the four quarters ended September 30, 2017 as set forth under the caption "Actual" in the following table has been calculated on a pro forma basis on the assumption that (1) the incurrence of any Debt incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any of our other Debt since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) any acquisition or disposition by us of any asset or group of assets since the first day of such four-quarter period (including by merger, stock purchase or sale or asset purchase or sale), had occurred on the first day of such period. Such pro forma ratio has been prepared on the basis required by that debt service coverage covenant, reflects various estimates and assumptions and is subject to other uncertainties and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (1), (2) and (3) of the preceding sentence occurred as of October 1, 2016 nor does it purport to reflect our debt service coverage ratio for any future period. In addition, as noted above, the debt service coverage ratio set forth under the caption "Actual" in the following table does not give effect to the issuance of the notes offered by this prospectus supplement or the application of the estimated net proceeds therefrom. See "Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage" for additional information on how this pro forma ratio was computed.

Note Covenants	Required	Actual
Limitation on incurrence of total Debt	≤60% of Adjusted Total Assets	39.5%
Debt service coverage ratio	≥1.5x	4.7x (1)
Limitation on incurrence of Secured Debt	≤40% of Adjusted Total Assets	2.4%
Maintenance of Total Unencumbered Assets	≥150% of Unsecured Debt	257.3%

(1)
The notes will require that the debt service coverage ratio be computed for a period of four consecutive fiscal quarters. The debt service coverage ratio set forth under the caption "Actual" is for the four quarters ended September 30, 2017. This ratio has been calculated on a pro forma basis as described in the paragraph immediately preceding this table and is subject to the assumptions and uncertainties described in such paragraph. For additional information, see "Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage."

 The Offering

        For a more complete description of the terms of the notes specified in the following summary, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Realty Income Corporation
Securities We Are Offering	$550,000,000 aggregate principal amount of 3.650% Notes due 2028
$500,000,000 aggregate principal amount of 3.250% Notes due 2022
$250,000,000 aggregate principal amount of 4.650% Notes due 2047
The 3.650% Notes due 2028 (the "2028 notes") offered hereby will be a new, separate series of our debt securities under the Indenture (as defined below under "Description of Notes").

The 2022 notes offered hereby (the "2022 notes") will constitute a further issuance of our 3.250% Notes due 2022, of which $450 million aggregate principal amount was issued on October 10, 2012 and is outstanding as of the date of this prospectus supplement (the "existing 2022 notes"). The 2022 notes offered hereby and the existing 2022 notes will constitute a single series of our debt securities under the Indenture. The 2022 notes offered hereby will have the same terms (except for date of original issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue) and CUSIP number as the existing 2022 notes. However, for U.S. federal income tax purposes, the 2022 notes offered hereby will be deemed to have the same issue date and issue price as the existing 2022 notes. Upon completion of this offering, a total of $950 million aggregate principal amount of our 3.250% Notes due 2022 will be outstanding, including the existing 2022 notes.

The 2047 notes offered hereby (the "2047 notes" and, together with the 2028 notes and the 2022 notes, the "notes") will constitute a further issuance of our 4.650% Notes due 2047, of which $300 million aggregate principal amount was issued on March 15, 2017 and is outstanding as of the date of this prospectus supplement (the "existing 2047 notes"). The 2047 notes offered hereby and the existing 2047 notes will constitute a single series of our debt securities under the Indenture. The 2047 notes offered hereby will have the same terms (except for date of original issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue) and CUSIP number as the existing 2047 notes. However, for U.S. federal income tax purposes, the 2047 notes offered hereby will be deemed to have the same issue date and issue price as the existing 2047 notes. Upon completion of this offering, a total of $550 million aggregate principal amount of our 4.650% Notes due 2047 will be outstanding, including the existing 2047 notes.

Maturity	2028 Notes: January 15, 2028
2022 Notes: October 15, 2022
2047 Notes: March 15, 2047
Interest Rate	2028 Notes: 3.650% per annum, accruing from December 6, 2017
2022 Notes: 3.250% per annum, accruing from October 15, 2017
2047 Notes: 4.650% per annum, accruing from September 15, 2017
Interest Payment Dates	2028 Notes: Semi-annually in arrears on January 15 and July 15, commencing July 15, 2018
2022 Notes: Semi-annually in arrears on April 15 and October 15, commencing April 15, 2018
2047 Notes: Semi-annually in arrears on March 15 and September 15, commencing March 15, 2018

Ranking

The notes will be our senior unsecured obligations. The notes are not obligations of any of our subsidiaries and none of our subsidiaries has guaranteed the notes. The notes will be effectively subordinated in right of payment to all indebtedness, guarantees and other liabilities of our subsidiaries from time to time outstanding and will be subordinated in right of payment to our secured indebtedness to the extent of the value of the assets securing that indebtedness. None of our subsidiaries currently guarantees our $2.0 billion revolving credit facility or $250.0 million term loan facility, and therefore the notes currently rank equally in right of payment with borrowings under these facilities. See "Risk Factors—Although these notes are referred to as 'senior' notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness."

Use of Proceeds

We intend to use the net proceeds of this offering to redeem all $550.0 million aggregate principal amount of our outstanding 2019 notes, including accrued and unpaid interest, and to repay borrowings outstanding under our $2.0 billion revolving credit facility and, to the extent not used for those purposes, to fund the development and acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in our portfolio and/or for other general corporate purposes. On November 27, 2017, we had approximately $746.0 million of outstanding borrowings under our revolving credit facility. Borrowings under the revolving credit facility were generally used to acquire properties. For information concerning potential conflicts of interest that may arise from the use of proceeds to repay borrowings under our $2.0 billion revolving credit facility, see "Underwriting (Conflicts of Interest)—Other Relationships" and "Underwriting (Conflicts of Interest)—Conflicts of Interest" in this prospectus supplement. On November 15, 2017, we issued a notice of redemption for all $550.0 million aggregate principal amount of our outstanding 2019 notes. We expect to redeem the 2019 notes on December 15, 2017.

Limitations on Incurrence of Debt; Total Unencumbered Assets	The notes will require that we comply with various covenants that, among other things, will:
• limit the ability of us and our Subsidiaries to incur additional Debt,

•

limit the ability of us and our Subsidiaries to incur additional Debt if the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service Charge for the then most recently ended period consisting of four consecutive fiscal quarters is less than 1.5 to 1.0, calculated on a pro forma basis and on the basis of certain assumptions,

• limit the ability of us and our Subsidiaries to incur additional Secured Debt, and
• require that we maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt, computed on a consolidated basis.

The covenants referred to above are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of some of the capitalized terms used above, appearing in this prospectus supplement under "Description of Notes" and in the accompanying prospectus under "Description of Debt Securities," as well as the Indenture, for more information concerning such covenants and such exceptions and limitations.

Sinking Fund	The notes will not be entitled to the benefit of any sinking fund payments.
Optional Redemption

Prior to October 15, 2027 in the case of the 2028 notes, prior to July 15, 2022 in the case of the 2022 notes, and prior to September 15, 2046 in the case of the 2047 notes, the notes of each series will be redeemable at any time in whole or from time to time in part at our option at a redemption price equal to the greater of:

(a) 100% of the principal amount of the notes of the applicable series to be redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes of such series to be redeemed (exclusive of interest accrued to the applicable redemption date and assuming, solely in the case of the 2028 notes and the 2047 notes, that the notes of such series matured and that accrued and unpaid interest on the notes of such series was payable on October 15, 2027, in the case of the 2028 notes, or September 15, 2046, in the case of the 2047 notes), discounted to such redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below with respect to the notes of the applicable series) plus 20 basis points in the case of the 2028 notes, plus 30 basis points in the case of the 2022 notes, or plus 25 basis points in the case of the 2047 notes, plus, in the case of both clauses (a) and (b)

above, accrued and unpaid interest, if any, on the principal amount of the notes of such series being redeemed to such redemption date.

On and after October 15, 2027 in the case of the 2028 notes, on and after July 15, 2022 in the case of the 2022 notes, and on and after September 15, 2046 in the case of the 2047 notes, the notes of each series will be redeemable at any time in whole or from time to time in part at our option at a redemption price equal to 100% of the principal amount of the notes of the applicable series to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the notes of such series being redeemed to the applicable redemption date.

For additional information and the respective definitions of "Treasury Rate" applicable to the 2028 notes, the 2022 notes and the 2047 notes and other relevant definitions, see "Description of Notes—Optional Redemption" in this prospectus supplement.

Certain U.S. Federal Income Tax Considerations

For supplemental U.S. federal income tax considerations regarding the acquisition, ownership and disposition of the notes, see "Supplemental U.S. Federal Income Tax Considerations" in this prospectus supplement and Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on February 27, 2017.

Risk Factors

An investment in the notes involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein, before making a decision to invest in the notes.

RISK FACTORS

        In evaluating an investment in the notes, you should carefully consider the following risk factors and the risk factors described under the captions "Forward-Looking Statements" in this prospectus supplement and "Risk Factors" in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and, if applicable, any free writing prospectus we may provide you in connection with this offering. As used under the captions "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016, references to our capital stock include both our common stock and any class or series of our preferred stock, references to our stockholders include holders of our common stock and any class or series of our preferred stock, references to our debt securities include the notes offered hereby and references to holders of our debt securities include holders of the notes offered hereby, in each case unless otherwise expressly stated or the context otherwise requires.

We are subject to risks associated with debt and capital stock financing.

        We intend to incur additional indebtedness in the future, including borrowings under our $2.0 billion unsecured revolving credit facility. At September 30, 2017, we had $658.0 million of outstanding borrowings under our revolving credit facility, a total of $4.5 billion of outstanding unsecured senior debt securities (excluding unamortized original issuance discounts of $7.1 million and deferred financing costs of $24.2 million), $320.0 million of borrowings outstanding under our senior unsecured term loans (excluding deferred financing costs of $653,000) and approximately $336.5 million of outstanding mortgage debt (excluding net unamortized premiums totaling $4.8 million and deferred financing costs of $249,000 on this mortgage debt), and we had approximately $746.0 million of outstanding borrowings under our revolving credit facility on November 27, 2017. To the extent that new indebtedness is added to our current debt levels, the related risks that we now face would increase. As a result, we are and will be subject to risks associated with debt financing, including the risk that our cash flow could be insufficient to make required payments on our debt, including the notes offered hereby. We also face variable interest rate risk as the interest rates on our revolving credit facility, our term loans and some of our mortgage debt are variable and could therefore increase over time. We also face the risk that we may be unable to refinance or repay our debt as it comes due. Given past disruptions in the financial markets and the ongoing global financial crisis and related uncertainties, including the impact of the United Kingdom's advisory referendum to withdraw from the European Union (referred to as Brexit), we also face the risk that one or more of the participants in our revolving credit facility may not be able to lend us money.

        In addition, our revolving credit facility, our term loan facilities and mortgage loan documents contain provisions that could limit or, in certain cases, prohibit the payment of dividends and other distributions on our common stock and preferred stock. In particular, our revolving credit facility and our $250.0 million term loan facility, both of which are governed by the same credit agreement, provide that, if an event of default (as defined in the credit agreement) exists, neither we nor any of our subsidiaries (other than our wholly owned subsidiaries) may make any dividends or other distributions on (except distributions payable in shares of a given class of our stock to the stockholders of that class), or repurchase or redeem, among other things, any shares of our common stock or preferred stock, during any period of four consecutive fiscal quarters in an aggregate amount in excess of the greater of:

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  the sum of (a) 95% of our adjusted funds from operations (as defined in the credit agreement) for that period plus (b) the aggregate amount of cash distributions on our preferred stock for that period, and

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  the minimum amount of cash distributions required to be made to our stockholders in order to maintain our status as a REIT for federal income tax purposes and to avoid the payment of any income or excise taxes that would otherwise be imposed under specified sections of the Internal Revenue Code of 1986, as amended, or the Code, on income we do not distribute to our stockholders, except that we may repurchase or redeem shares of our preferred stock with the net proceeds from the issuance of shares of our common stock or preferred stock. The credit agreement further provides that, in the event of a failure to pay principal, interest or any other amount payable thereunder when due or upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us or with respect to one or more of our subsidiaries that in the aggregate meet a significance test set forth in the credit agreement, we and our subsidiaries (other than our wholly-owned subsidiaries) may not pay any dividends or other distributions on (except for (a) distributions payable in shares of a given class of our stock to the stockholders of that class and (b) dividends and distributions described in the second bullet point above), or repurchase or redeem, among other things, any shares of our common stock or preferred stock. If any such event of default under the credit agreement were to occur, it would likely have a material adverse effect on the market price of our outstanding common and preferred stock and on the market value of our debt securities, including the notes offered hereby, could limit the amount of dividends or other distributions payable on our common stock and any preferred stock or the amount of interest and principal we are able to pay on our indebtedness, including the notes, or prevent us from paying those dividends, other distributions, interest or principal altogether, and may adversely affect our ability to qualify, or prevent us from qualifying, as a REIT. Likewise, one of our subsidiaries is the borrower under our $70.0 million term loan facility and that facility requires that this subsidiary maintain its consolidated tangible net worth (as defined in the term loan facility) above a certain minimum dollar amount and comply with certain other financial covenants. This minimum consolidated tangible net worth covenant may limit the ability of this subsidiary, as well as other subsidiaries that are owned by this subsidiary, to provide funds to us in order to pay dividends and other distributions on our common stock and preferred stock and amounts due on our indebtedness, including the notes offered hereby. Any failure by this subsidiary to comply with these financial covenants will, and any failure by this subsidiary to comply with other covenants in our $70.0 million term loan facility may, result in an event of default under that facility, which could have adverse consequences similar to those that may result from an event of default under our revolving credit facility or $250.0 million term loan facility as described above.

        Our indebtedness could also have other important consequences to holders of our common stock, preferred stock, if any, and debt securities, including the notes offered hereby, including:

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  Increasing our vulnerability to general adverse economic and industry conditions;

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  Limiting our ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

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  Requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

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  Limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

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  Putting us at a disadvantage compared to our competitors with less indebtedness.

        If we default under a credit facility, loan agreement or other debt instrument, the lenders will generally have the right to demand immediate repayment of the principal and interest on all of their loans and, in the case of secured indebtedness, to exercise their rights to seize and sell the collateral. Moreover, a default under a single loan or debt instrument may trigger cross-default or cross-

acceleration provisions in other indebtedness and debt instruments, giving the holders of such other indebtedness and debt instruments similar rights to demand immediate repayment and seize and sell any collateral.

Although these notes are referred to as "senior" notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness.

        The notes offered hereby will be our obligations exclusively and will not be the obligations of, or guaranteed by, any of our subsidiaries, nor are any of our subsidiaries required to provide funds to us, whether by dividend, loan or otherwise, to make payments on the notes. As a result, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries from time to time outstanding, including any guarantees of our indebtedness by any of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary (including, in the case of any subsidiary that may in the future guarantee any indebtedness outstanding under our revolving credit facility or $250.0 million term loan facility, the lenders under those facilities) will generally be entitled to payment of their claims from the assets of that subsidiary before any of those assets are made available for distribution to us, except to the extent that we may also have a claim as a creditor of that subsidiary, in which case our claims would still be effectively subordinated in right of payment to all existing and future secured debt of that subsidiary (to the extent of the value of the collateral pledged as security therefor) and would be subordinated in right of payment to any existing and future indebtedness of the subsidiary senior to that held by us. As of September 30, 2017, our subsidiaries had approximately $610.0 million of total indebtedness and other liabilities (excluding liabilities owed to us and other intercompany liabilities) and we and our subsidiaries had approximately $336.5 million of secured indebtedness outstanding. None of our subsidiaries currently guarantees our borrowings outstanding under our revolving credit facility or under our $250.0 million term loan facility. However, under our revolving credit facility and our $250.0 million term loan facility, if any of our subsidiaries guarantees or otherwise becomes obligated with respect to any of our or any of our subsidiaries' other existing or future indebtedness (subject to limited exceptions), then any such subsidiary would be required to become a guarantor under those facilities. Furthermore, we may voluntarily cause any of our subsidiaries to become a guarantor under our revolving credit facility and our $250.0 million term loan facility to the extent we consider appropriate to remain in compliance with certain covenants under these facilities. In addition, one of our subsidiaries is the borrower under our $70.0 million term loan facility, and borrowings under that facility are guaranteed by Realty Income Corporation (although those borrowings are not guaranteed by any of our other subsidiaries). Although the indenture under which the notes will be issued and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.

        The notes are unsecured and therefore will be subordinated in right of payment to all existing and future secured indebtedness of us and our subsidiaries to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy, liquidation or similar proceeding involving us, our assets which serve as collateral for our secured indebtedness must first be applied to repay our secured indebtedness before being applied to pay any of our other indebtedness or liabilities, including the notes. Likewise, in the event of a bankruptcy, liquidation or similar proceeding involving any of our subsidiaries, any assets of that subsidiary that serve as collateral for its secured indebtedness must first be applied to repay such secured indebtedness before being applied to pay any of its other indebtedness or liabilities or, if applicable, being provided to us. As of November 27, 2017, we (including our subsidiaries) had approximately $335.6 million of secured indebtedness outstanding. Further, we may be required, under certain limited circumstances, to post cash collateral under our revolving credit facility. Our revolving credit facility includes a facility for the issuance of standby letters of credit for our account, which letters of credit are to be issued by two of the lenders that are party to the revolving credit facility. Each other lender that is a party to the revolving credit facility is obligated to reimburse such lenders if letters of credit are drawn upon, in an amount (the "L/C Reimbursement Amount") that is proportionate to its commitment to make loans under the revolving credit facility. If any lender defaults in any funding obligation it has under the revolving credit facility or becomes subject to a bankruptcy or insolvency proceeding, then we are required to immediately put up cash collateral in an amount equal to the L/C Reimbursement Amount of that lender. In addition, we may be required to put up cash collateral if we extend the term of letters of credit available under our revolving credit facility beyond the facility's expiration date.

An active trading market may not develop or be maintained for the notes.

        The 2028 notes are a new issue of securities with no established trading market, and, although the 2022 notes and 2047 notes offered hereby will each constitute part of an existing series of our outstanding notes, there is likewise no established trading market for any such series of outstanding notes. Although the underwriters may make a market for the 2028 notes, the 2022 notes or the 2047 notes after we complete this offering, they have no obligation to do so and may discontinue making a market in the 2028 notes, the 2022 notes or the 2047 notes at any time without notice. We have not listed and do not intend to apply for listing of any of the 2028 notes, 2022 notes or 2047 notes on any securities exchange.

        The liquidity of any market for the 2028 notes that may develop, and the liquidity of any market for the 2022 notes and the 2047 notes that may exist or develop, will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the 2028 notes, the 2022 notes and the 2047 notes, the market for similar securities and the interest of securities dealers in making a market in the 2028 notes, the 2022 notes or the 2047 notes. We cannot assure you that a trading market for the 2028 notes will develop or, if developed, that it will continue, that any trading market for the 2022 notes or the 2047 notes that may exist will continue (or, if no trading market for the 2022 notes and 2047 notes exists, that a trading market will develop or, if developed, will continue) or as to the liquidity of any trading market for the 2028 notes that may develop or any trading market for the 2022 notes or the 2047 notes that may exist or develop.

Negative market conditions or adverse events affecting our existing or potential tenants, or the industries in which they operate, could have an adverse impact on our ability to attract new tenants, re-lease space, collect rent or renew leases, which could adversely affect our cash flow from operations and inhibit growth.

        Cash flow from operations depends in part on our ability to lease space to tenants on economically favorable terms. We could be adversely affected by various facts and events over which we have limited or no control, such as:

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  Lack of demand in areas where our properties are located;

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  Inability to retain existing tenants and attract new tenants;

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  Oversupply of space and changes in market rental rates;

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  Declines in our tenants' creditworthiness and ability to pay rent, which may be affected by their operations, economic downturns and competition within their industries from other operators;

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  Defaults by and bankruptcies of tenants, failure of tenants to pay rent on a timely basis, or failure of tenants to comply with their contractual obligations;

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  Economic or physical decline of the areas where the properties are located; and

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  Deterioration of physical condition of our properties.

        At any time, any tenant may experience a downturn in its business that may weaken its operating results or overall financial condition. As a result, a tenant may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Any tenant bankruptcy or insolvency, leasing delay or failure to make rental payments when due could result in the termination of the tenant's lease and material losses to us.

        If tenants do not renew their leases as they expire, we may not be able to rent or sell the properties. Furthermore, leases that are renewed, and some new leases for properties that are re-leased, may have terms that are less economically favorable than expiring lease terms, or may require us to incur significant costs, such as renovations, tenant improvements or lease transaction costs. Negative market conditions may cause us to sell vacant properties for less than their carrying value, which could result in impairments. Any of these events could adversely affect our cash flow from operations and our ability to make distributions to stockholders and service indebtedness, including the notes offered hereby. A significant portion of the costs of owning property, such as real estate taxes, insurance and maintenance, are not necessarily reduced when circumstances cause a decrease in rental revenue from the properties. In a weakened financial condition, tenants may not be able to pay these costs of ownership and we may be unable to recover these operating expenses from them.

        Further, the occurrence of a tenant bankruptcy or insolvency could diminish the income we receive from the tenant's lease or leases. In addition, a bankruptcy court might authorize the tenant to terminate its leases with us. If that happens, our claim against the bankrupt tenant for unpaid future rent would be subject to statutory limitations that most likely would result in rent payments that would be substantially less than the remaining rent we are owed under the leases or we may elect not to pursue claims against a tenant for terminated leases. In addition, any claim we have for unpaid past rent, if any, may not be paid in full, or at all. Moreover, in the case of a tenant's leases that are not terminated as the result of its bankruptcy, we may be required or elect to reduce the rent payable under those leases or provide other concessions, reducing amounts we receive under those leases. As a result, tenant bankruptcies may have a material adverse effect on our results of operations and financial condition. Any of these events could adversely affect our cash flow from operations and our ability to make distributions to stockholders and service our indebtedness, including the notes offered hereby.

        Eighty-six of our properties were available for lease or sale at September 30, 2017 all of which were single-tenant properties. At September 30, 2017, fifty-seven of our properties under lease were unoccupied and available for sublease by the tenants, all of which were current with their rent and other obligations. During the first nine months of 2017, none of our tenants accounted for more than 10% of our rental revenue.

        For the quarter ended September 30, 2017, our tenants in the "drug store" industry accounted for approximately 10.8% of our rental revenue. A downturn in this industry, whether nationwide or limited to specific sectors of the United States, or a change in legislation relating to prescription drugs, could adversely affect tenants in this industry, which in turn could have a material adverse effect on our financial position, results of operations and our ability to pay the principal of and interest on our debt securities and other indebtedness, including the notes offered hereby, and to make distributions on our common stock and any preferred stock.

        Individually, each of the other industries in our property portfolio accounted for less than 10% of our rental revenue for the first nine months of 2017. Nevertheless, downturns in these other industries could also adversely affect our tenants, which in turn could also have a material adverse effect on our financial position, results of operations and our ability to pay the principal of and interest on our debt securities and other indebtedness, including the notes offered hereby, and to make distributions on our common stock and any preferred stock. In addition, we may in the future make additional investments in the "drug store" industry, which would increase this industry's percentage of our rental revenues, thereby increasing the effect that such a downturn in this industry would have on us.

        In addition, some of our properties are leased to tenants that may have limited financial and other resources, and therefore, they are more likely to be adversely affected by a downturn in their respective businesses or in the regional, national, or international economy.

        Furthermore, we have made and may continue to make selected acquisitions of properties that fall outside our historical focus on freestanding, single-tenant, net lease retail locations in the United States. We may be exposed to a variety of new risks by expanding into new property types and/or new jurisdictions outside the United States and properties leased to tenants engaged in non-retail businesses. These risks may include limited experience in managing certain types of new properties, new types of real estate locations and lease structures, and the laws and culture of any non-U.S. jurisdiction.

The notes are subject to early redemption.

        As described under "Description of Notes—Optional Redemption," we may at our option redeem the notes of any series any time in whole, or from time to time in part, at the redemption prices described therein. Consequently, we may choose to redeem your notes at times when prevailing interest rates are lower than the effective interest rate paid on your notes. As a result, we cannot assure you that you will be able to reinvest your redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and that has a similar level of investment risk.

Recently proposed tax legislation may affect your investment in the notes.

        The U.S. House of Representatives has recently passed legislation and the U.S. Senate is considering proposed legislation that would significantly reform U.S. tax laws. As of the date of this prospectus supplement, it is unclear how and to what extent the proposed tax legislation may be amended and whether Congress will ultimately enact any such legislation. If enacted, the legislation could alter the tax consequences of investing in the notes. This prospectus supplement does not discuss any such proposed tax legislation or the manner in which it might affect purchasers of the notes. Investors are urged to consult with their own legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in the notes.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein contain, and any free writing prospectus we may provide you in connection with this offering may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering, the words "estimated," "anticipated," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions of management and statements regarding estimated or future results of operations (including, without limitation, estimated and future normalized and adjusted funds from operations and net income, estimated initial weighted average contractual lease rates, statements regarding the payment and amount of future common stock dividends, and statements regarding our ability to meet our liquidity needs). Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

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  our anticipated growth strategies;

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  our intention to acquire additional properties and the timing of these acquisitions;

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  our intention to sell properties and the timing of these property sales;

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  our intention to re-lease vacant properties;

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  anticipated trends in our business, including trends in the market for long-term net leases of freestanding, single-tenant properties; and

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  future expenditures for development projects.

        Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:

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  our continued qualification as a real estate investment trust;

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  general business and economic conditions;

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  competition;

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  fluctuating interest rates;

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  access to debt and equity capital markets;

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  continued volatility and uncertainty in the credit markets and broader financial markets;

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  other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

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  impairments in the value of our real estate assets;

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  changes in the tax laws of the United States of America;

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  the outcome of any legal proceedings to which we are a party or which may occur in the future; and

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  acts of terrorism and war.

        Additional factors that may cause risks and uncertainties include those discussed in the section "Risk Factors" in this prospectus supplement and the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K, the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our subsequent Quarterly Reports on Form 10-Q, and also include risks and other information discussed in other documents that are incorporated by reference in the accompanying prospectus.

        You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering. Those forward-looking statements are not guarantees of future performance and speak only as of the respective dates of those documents and we undertake no obligation to update any information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering might not occur.

 RATIOS OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES AND
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratios of earnings from continuing operations to fixed charges and the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings from continuing operations to fixed charges were computed by dividing our earnings from continuing operations by our fixed charges. For this purpose, earnings from continuing operations consist of income from continuing operations before fixed charges, excluding capitalized interest. Fixed charges consist of interest costs (including capitalized interest) and the amortization of fees. In computing the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our Class D preferred stock, Class E preferred stock, and Class F preferred stock, as applicable. On May 27, 2004 and October 19, 2004, we issued 4,000,000 shares and 1,100,000 shares, respectively, of our Class D preferred stock and, on March 1, 2012, we redeemed all of our outstanding shares of Class D preferred stock. On December 7, 2006, we issued 8,800,000 shares of our Class E preferred stock and, on October 24, 2014 we redeemed all of our outstanding shares of Class E preferred stock. On February 7, 2012 and April 19, 2012, we issued 14,950,000 and 1,400,000 shares, respectively, of our Class F preferred stock and, on April 7, 2017, we redeemed all of our outstanding shares of Class F preferred stock.

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings from Continuing Operations to Fixed Charges	2.4x	2.4x	2.2x	2.2x	2.0x	2.1x
Ratio of Earnings from Continuing Operations to Combined Fixed Charges and Preferred Stock Dividends	2.3x	2.2x	2.0x	1.9x	1.6x	1.6x

 USE OF PROCEEDS

        We estimate the net proceeds from the sale of the notes offered by this prospectus supplement, after deducting the underwriting discounts but before deducting other estimated expenses payable by us, and excluding a total of approximately $4,917,708.33 (assuming the settlement date for this offering occurs on December 6, 2017) payable to us in respect of interest accrued on the 2022 notes and the 2047 notes offered hereby for the period from and including October 15, 2017 (in the case of the 2022 notes) and September 15, 2017 (in the case of the 2047 notes) to, but excluding, the settlement date for this offering, will be approximately $1,312.5 million.

        We intend to use the net proceeds of this offering to redeem all $550.0 million aggregate principal amount of our outstanding 2019 notes, including accrued and unpaid interest, and to repay borrowings outstanding under our $2.0 billion revolving credit facility and, to the extent not used for those purposes, to fund the development and acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in our portfolio and/or for other general corporate purposes. The 2019 notes bear interest, payable semi-annually in arrears, at a rate of 6.750% per annum and mature on August 15, 2019. On November 15, 2017, we issued a notice of redemption for all $550.0 million aggregate principal amount of our outstanding 2019 notes. We expect to redeem the 2019 notes on December 15, 2017. At November 27, 2017, we had approximately $746.0 million of outstanding borrowings under our revolving credit facility. Borrowings under the revolving credit facility were generally used to acquire properties. Our revolving credit facility matures on June 30, 2019, but may, at our option, be extended by up to two six-month extensions, subject to certain terms and conditions. As of November 27, 2017, the weighted average interest rate of borrowings under the revolving credit facility was approximately 2.2% per annum. Borrowings under our revolving credit facility that we repay with net proceeds from this offering may be reborrowed, subject to customary conditions. Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit.

        Our $2.0 billion revolving credit facility is a revolving credit facility that allows us to make and repay borrowings thereunder from time to time, subject to customary conditions, and we expect to make further borrowings under our revolving credit facility in the future. The interest rates under our revolving credit facility are equal to a base interest rate (which is variable) plus a spread that is determined on the basis of the ratings assigned to our senior unsecured debt securities by credit rating agencies. As of September 30, 2017, the interest rate under our revolving credit facility was equal to the London Interbank Offered Rate, or LIBOR, plus a spread of 0.90% with a facility commitment fee of 0.15%, for all in drawn pricing of 1.05% over LIBOR. The revolving credit facility provides that the interest rate ranges from (i) LIBOR plus a spread of 1.55% if our credit rating is lower than BBB–/Baa3 or our senior unsecured debt is unrated to (ii) LIBOR plus a spread of 0.85% if our credit rating is A–/A3 or higher. In addition, our revolving credit facility provides for a facility commitment fee based on our credit ratings, which ranges from (i) 0.30% if our credit rating is lower than BBB–/Baa3 or if our senior unsecured debt is unrated, to (ii) 0.125% if our credit rating is A–/A3 or higher. The interest rates on borrowings under our $70.0 million term loan facility and $250.0 million term loan facility are also subject to adjustment based on changes in our credit ratings. On November 21, 2017, Moody's Investors Service upgraded its assigned corporate credit rating on our senior unsecured notes and bonds from Baa1 with a "positive" outlook to A3 with a "stable" outlook. Previously, S&P Global Ratings assigned a rating of BBB+ with a "positive" outlook and Fitch Ratings assigned a rating of BBB+ with a "stable" outlook to our senior unsecured notes and bonds. Based on our current ratings, our interest rates and commitment fees under our revolving credit facility will be based on an A–/A3 credit rating. We issue senior debt securities from time to time and our credit ratings can impact the interest rates on these debt securities. If our credit ratings or credit ratings outlook change, the interest rate under our credit facilities and any other debt financing could increase or decrease. Likewise, the interest rates on our revolving credit facility, our $250.0 million term loan facility, our $70.0 million term loan and some of our mortgage indebtedness are variable and changes in prevailing interest rates will result in changes in the interest rates under those borrowings, as well as the interest rates on debt securities we may issue and other borrowings we may make from time to time. Credit ratings are not a recommendation to buy, sell or hold our debt securities (including the notes offered hereby) and are subject to revision or withdrawal at any time.

        The credit ratings assigned to us could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies and we cannot assure you that our ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, a rating is not a recommendation to buy, sell or hold our debt securities, including the notes offered hereby, preferred stock or common stock.

        Affiliates of some or all of the underwriters participating in this offering are lenders under our revolving credit facility and, accordingly, they will receive net proceeds from this offering through the repayment of borrowings under that facility. See "Underwriting (Conflicts of Interest)—Other Relationships" and "Underwriting (Conflicts of Interest)—Conflicts of Interest."

DESCRIPTION OF NOTES

        A general description of some of the terms of the notes offered hereby appears in the accompanying prospectus. The following description of some of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities and the Indenture (as defined below) set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture do not purport to be complete. These statements are qualified in their entirety by reference to the provisions of the notes, the respective officers' certificates establishing the form and terms of the notes of each series and the Indenture, including the definitions in the notes and Indenture of certain terms, and which have been or will be filed as exhibits to the registration statement of which this prospectus supplement forms a part or as exhibits to the documents incorporated therein by reference and may be obtained as described under "Where You Can Find More Information" in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we," and "us" appearing under this caption "Description of Notes" and under the caption "Description of Debt Securities" in the accompanying prospectus mean Realty Income Corporation excluding its subsidiaries. Other capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the Indenture.

        The 2028 notes will constitute a new series, and the 2022 notes and the 2047 notes offered hereby will be part of an existing series, of our debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of October 28, 1998 (the "Indenture") between Realty Income and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York), as trustee (the "Trustee"). The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The notes are subject to all those terms, and investors are referred to the Indenture and the TIA for a statement of those terms.

General

        We are permitted by the Indenture to issue our debt securities thereunder from time to time in one or more series. The 2028 notes will be a new, separate series of our debt securities under the Indenture, limited initially in aggregate principal amount to $550,000,000.

        As described below, we are also permitted by the Indenture, without the consent of the holders of any debt securities outstanding thereunder, to re-open a series of debt securities and issue additional debt securities of that series.

        The $500,000,000 aggregate principal amount of 2022 notes offered hereby will constitute a further issuance of our 3.250% Notes due 2022, of which $450,000,000 aggregate principal amount was issued on October 10, 2012 and is outstanding as of the date of this prospectus supplement (the "existing 2022 notes"). The 2022 notes offered hereby and the existing 2022 notes will constitute a single series of our debt securities under the Indenture. The 2022 notes offered hereby will have the same terms (except for date of original issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue) and CUSIP number as the existing 2022 notes. However, for U.S. federal income tax purposes, the 2022 notes offered hereby will be deemed to have the same issue date and issue price as the existing 2022 notes. Upon completion of this offering, a total of $950,000,000 aggregate principal amount of our 3.250% Notes due 2022 will be outstanding, including the existing 2022 notes. Certain U.S. federal income tax consequences will arise from the fact that the 2022 notes are being issued by re-opening an existing series of our debt securities. For additional information, see "Supplemental U.S. Federal Income Tax Considerations" in this prospectus supplement.

        The fact that the 2022 notes offered by this prospectus supplement and the existing 2022 notes will constitute a single series of debt securities under the Indenture means that, in circumstances where the Indenture provides for holders of the notes of that series to vote or take any other action, the 2022 notes offered by this prospectus supplement, the existing 2022 notes and any additional 3.250% Notes due 2022 that we may issue in the future pursuant to the Indenture will vote or take such action as a single class.

        The $250,000,000 aggregate principal amount of 2047 notes offered hereby will constitute a further issuance of our 4.650% Notes due 2047, of which $300,000,000 aggregate principal amount was issued on March 15, 2017 and is outstanding as of the date of this prospectus supplement (the "existing 2047 notes"). The 2047 notes offered hereby and the existing 2047 notes will constitute a single series of our debt securities under the Indenture. The 2047 notes offered hereby will have the same terms (except for date of original issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue) and CUSIP number as the existing 2047 notes. However, for U.S. federal income tax purposes, the 2047 notes offered hereby will be deemed to have the same issue date and issue price as the existing 2047 notes. Upon completion of this offering, a total of $550,000,000 aggregate principal amount of our 4.650% Notes due 2047 will be outstanding, including the existing 2047 notes. Certain U.S. federal income tax consequences will arise from the fact that the 2047 notes are being issued by re-opening an existing series of our debt securities. For additional information, see "Supplemental U.S. Federal Income Tax Considerations" in this prospectus supplement.

        The fact that the 2047 notes offered by this prospectus supplement and the existing 2047 notes will constitute a single series of debt securities under the Indenture means that, in circumstances where the Indenture provides for holders of the notes of that series to vote or take any other action, the 2047 notes offered by this prospectus supplement, the existing 2047 notes and any additional 4.650% Notes due 2047 that we may issue in the future pursuant to the Indenture will vote or take such action as a single class.

        The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may from time to time issue debt securities in one or more series up to the aggregate amount authorized by us for each series. We may, without the consent of the holders of the 2028 notes, the holders of the 2022 notes or the holders of the 2047 notes, as the case may be, re-open any of such series of notes and issue additional notes of that series under the Indenture in addition to the notes offered pursuant to this prospectus supplement (and, in the case of the 2022 notes and the 2047 notes, in addition to the existing 2022 notes and the existing 2047 notes, respectively), and any such additional notes of that series shall be part of the same series of debt securities under the Indenture as the notes of that series offered by this prospectus supplement (and, in the case of the 2022 notes and the 2047 notes, the existing 2022 notes and the existing 2047 notes, respectively).

        The notes will be issued only in fully registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The notes of each series will be evidenced by one or more global notes (collectively, a "Global Note") in book-entry form, except under the limited circumstances described below under "—Book-Entry System." Notices or demands to or upon Realty Income in respect of the notes of each series and the Indenture may be served, and, if notes of any series are issued in definitive certificated form, such notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of Realty Income maintained for such purpose in Los Angeles, California, which shall initially be the office of the Trustee in Los Angeles, California.

        Reference is made to the section titled "Description of Debt Securities—Certain Covenants" in the accompanying prospectus and "—Additional Covenants of Realty Income" below for a description of certain covenants applicable to the notes of each series. Compliance with these covenants generally may be waived, insofar as concerns the notes of any series, if the holders of a majority in principal amount of the outstanding notes of such series (which, in the case of the 2022 notes and the 2047 notes, includes the 2022 notes and the 2047 notes offered hereby and the existing 2022 notes and the existing 2047 notes, respectively) consent to such waiver. In addition, the discharge, defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes of each series; covenant defeasance will be applicable, insofar as concerns the notes of any series, with respect to the covenants described in the accompanying prospectus under "Description of Debt Securities—Certain Covenants" (except the covenant requiring Realty Income to preserve and keep in full force and effect its corporate existence) and the covenants described below under "—Additional Covenants of Realty Income."

        Except to the limited extent described under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus or "—Additional Covenants of Realty Income" below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving Realty Income, (2) a change of control or management of Realty Income, or (3) a reorganization, restructuring, merger or similar transaction involving Realty Income that may adversely affect the holders of the notes. In addition, subject to compliance with the covenants set forth under "—Additional Covenants of Realty Income" below and, if applicable, covenants in other debt instruments and the covenant set forth under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus, Realty Income may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of Realty Income with another entity, that could substantially increase the amount of Realty Income's indebtedness or substantially reduce Realty Income's assets, which may have an adverse effect on Realty Income's ability to service its indebtedness, including the notes.

Ranking

        The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be our obligations exclusively, however, and will not be the obligations of, or guaranteed by, any of our subsidiaries, nor are any of our subsidiaries required to provide funds to us, whether by dividend, loan or otherwise, to make payments on the notes. The notes will therefore be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries from time to time outstanding, including any guarantees of our indebtedness by any of our subsidiaries, and will also be subordinated in right of payment to all existing and future secured indebtedness of us and our subsidiaries to the extent of the value of the collateral pledged as security therefor. As of September 30, 2017, our subsidiaries had outstanding indebtedness and other liabilities (excluding liabilities owed to us and other intercompany liabilities) aggregating approximately $610.0 million and, as of November 27, 2017, we and our subsidiaries had approximately $335.6 million of secured indebtedness outstanding. Also, none of our subsidiaries currently guarantees any borrowings under our revolving credit facility or our $250.0 million term loan facility. As a result, the notes currently rank equally in right of payment with borrowings under these facilities. However, under those facilities, if any of our subsidiaries guarantees or otherwise becomes obligated with respect to any of our or any of our subsidiaries' other existing or future indebtedness (subject to limited exceptions), then any such subsidiary would be required to become a guarantor under our revolving credit facility and our $250.0 million term loan facility. Additionally, we may voluntarily cause any of our subsidiaries to become a guarantor under these facilities to the extent we consider appropriate to remain in compliance with certain covenants under these facilities. See "Risk Factors—Although these notes are referred to as 'senior' notes, they will be effectively subordinated to all liabilities of our subsidiaries, including any guarantees of our indebtedness by any of our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness." Although the Indenture and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.

Interest and Maturity

        The 2028 notes will mature on January 15, 2028, the 2022 notes will mature on October 15, 2022, and the 2047 notes will mature on March 15, 2047. No series of notes is entitled to the benefit of any sinking fund payments. The notes of each series are subject to redemption at Realty Income's option and are not subject to repayment or repurchase by Realty Income at the option of the Holders (as defined below). See "—Optional Redemption" below. As used herein, "Holder" means the person in whose name a note is registered in the security register maintained by the Trustee.

        The 2028 notes will bear interest at the rate of 3.650% per annum, accruing from December 6, 2017 or from the most recent 2028 notes interest payment date (as defined below) to which interest has been paid on the 2028 notes, payable semi-annually in arrears on January 15 and July 15 of each year (the "2028 notes interest payment dates"), commencing July 15, 2018, to the persons in whose names the 2028 notes are registered in the security register applicable to the 2028 notes at the close of business on January 1 or July 1 (the "2028 notes regular record dates"), as the case may be, immediately before the applicable 2028 notes interest payment date. Interest on the 2028 notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The 2022 notes will bear interest at the rate of 3.250% per annum, accruing from October 15, 2017 or from the most recent 2022 notes interest payment date (as defined below) to which interest has been paid on the 2022 notes, payable semi-annually in arrears on April 15 and October 15 of each year (the "2022 notes interest payment dates"), commencing April 15, 2018, to the persons in whose names the 2022 notes are registered in the security register applicable to the 2022 notes at the close of business on the April 1 or October 1 (the "2022 notes regular record dates"), as the case may be, immediately before the applicable 2022 notes interest payment date. Interest on the 2022 notes will be computed on the basis of a 360-day year of twelve 30-day months.

        The 2047 notes will bear interest at the rate of 4.650% per annum, accruing from September 15, 2017 or from the most recent 2047 notes interest payment date (as defined below) to which interest has been paid on the 2047 notes, payable semi-annually in arrears on March 15 and September 15 of each year (the "2047 notes interest payment dates" and, together with the 2028 notes interest payment dates and the 2022 notes interest payment dates, the "interest payment dates"), commencing March 15, 2018, to the persons in whose names the 2047 notes are registered in the security register applicable to the 2047 notes at the close of business on the March 1 or September 1 (the "2047 notes regular record dates" and, together with the 2028 notes regular record dates and the 2022 notes regular record dates, the "regular record dates"), as the case may be, immediately before the applicable 2047 notes interest payment date. Interest on the 2047 notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date, maturity date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day (as defined in the Indenture), the required payment may be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

Additional Covenants of Realty Income

        Reference is made to the section titled "Description of Debt Securities—Certain Covenants" in the accompanying prospectus for a description of certain covenants applicable to the notes of each series. In addition to the foregoing, the following covenants of Realty Income will apply to the notes of each series for the benefit of the Holders of the notes of such series:

        Limitation on Incurrence of Total Debt.    Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (1) Realty Income's Total Assets as of the end of the latest fiscal quarter covered in Realty Income's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (the "SEC") (or, if such filing is not required under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (2) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of such additional Debt (such increase together with Realty Income's Total Assets are referred to as the "Adjusted Total Assets").

        Limitation on Incurrence of Secured Debt.    Realty Income will not, and will not permit any Subsidiary to, incur any Secured Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Realty Income's Adjusted Total Assets.

        Debt Service Coverage.    Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) such Debt and any other Debt incurred by Realty Income or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any other Debt of Realty Income or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) in the case of any acquisition or disposition by Realty Income or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

        Maintenance of Total Unencumbered Assets.    Realty Income will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the

Unsecured Debt of Realty Income and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

        As used herein:

        "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Debt of Realty Income and its Subsidiaries.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during such period for (1) Consolidated Interest Expense, (2) provisions for taxes of Realty Income and its Subsidiaries based on income, (3) amortization (other than amortization of debt discount) and depreciation, (4) provisions for losses from sales or joint ventures, (5) provisions for impairment losses, (6) increases in deferred taxes and other non-cash charges, (7) charges resulting from a change in accounting principles, and (8) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

        "Consolidated Interest Expense" for any period, and without duplication, means all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for Realty Income and its Subsidiaries on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of Realty Income and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Debt" means any indebtedness of Realty Income or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by Realty Income or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (4) any lease of property by Realty Income or any Subsidiary as lessee that is reflected on Realty Income's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on Realty Income's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of Realty Income or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Realty Income or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by Realty Income or any Subsidiary whenever Realty Income or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

        "Executive Group" means, collectively, those individuals holding the offices of Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, or any Vice President of Realty Income.

        "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

        "Intercompany Debt" means indebtedness owed by Realty Income or any Subsidiary solely to Realty Income or any Subsidiary.

        "Secured Debt" means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

        "Subsidiary" means (1) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Realty Income, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except for directors' qualifying shares) are at the time directly or indirectly owned by Realty Income, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s), or such individuals' successors in office as an officer of Realty Income), and (2) any other entity the accounts of which are consolidated with the accounts of Realty Income. The foregoing definition of "Subsidiary" shall only be applicable with respect to this definition and the covenants and other definitions set forth herein under this caption "—Additional Covenants of Realty Income" and, insofar as the provisions described in the accompanying prospectus under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" apply to the notes of any series, the term "Subsidiary," as that term is used under the caption "Description of Debt Securities—Merger, Consolidation or Sale of Assets," shall have the meaning set forth in this definition (instead of the meaning set forth in the accompanying prospectus).

        "Total Assets" as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of Realty Income and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).

        "Total Unencumbered Assets" as of any date means Total Assets minus the value of any properties of Realty Income and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered, determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under "—Maintenance of Total Unencumbered Assets," all investments in any person that is not consolidated with Realty Income for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investment would otherwise have been included. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.

        "Undepreciated Real Estate Assets" as of any date means the amount of real estate assets of Realty Income and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Debt of Realty Income or any Subsidiary that is not Secured Debt.

Optional Redemption

  Optional Redemption of 2028 Notes

        Prior to October 15, 2027 (the "2028 Notes Par Call Date"), the 2028 notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:

  (a)
  100% of the principal amount of the 2028 notes to be redeemed, and

  (b)
  the sum of the present values of the remaining scheduled payments of principal of and interest on the 2028 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming the 2028 notes matured and that accrued and unpaid interest on the 2028 notes was payable on the 2028 Notes Par Call Date, discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 20 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2028 notes being redeemed to such redemption date.

        On and after the 2028 Notes Par Call Date, the 2028 notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to 100% of the principal amount of the 2028 notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2028 notes being redeemed to the applicable redemption date.

        Notwithstanding the foregoing, installments of interest on 2028 notes that are due and payable on a 2028 notes interest payment date falling on or prior to a redemption date for the 2028 notes will be payable to the persons who were the Holders of the 2028 notes (or one or more predecessor 2028 notes) registered as such at the close of business on the relevant 2028 notes regular record date according to their terms and the provisions of the Indenture.

        The following definitions apply solely with respect to the 2028 notes:

        "Treasury Rate" means, with respect to any redemption date for the 2028 notes:

  (a)
  the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the 2028 Notes Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or

  (b)
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate shall be calculated by the Company on the third New York Business Day preceding the applicable redemption date.

        "Comparable Treasury Issue" means, with respect to any redemption date for the 2028 notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2028 notes to be redeemed (assuming that the 2028 notes matured on the 2028 Notes Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2028 notes to be redeemed (assuming that the 2028 notes matured on the 2028 Notes Par Call Date).

        "Independent Investment Banker" means, with respect to any redemption date for the 2028 notes, Citigroup Global Markets Inc. and its successors, Barclays Capital Inc. and its successors, BNY Mellon Capital Markets, LLC and its successors, Goldman Sachs & Co. LLC and its successors,

UBS Securities LLC and its successors, or U.S. Bancorp Investments, Inc. and its successors (whichever shall be appointed by Realty Income) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Realty Income.

        "Comparable Treasury Price" means, with respect to any redemption date for the 2028 notes:

  (a)
  if Realty Income obtains four or more Reference Treasury Dealer Quotations for such redemption date, the average of such Reference Treasury Dealer Quotations after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  (b)
  if Realty Income obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such Reference Treasury Dealer Quotations, or

  (c)
  if Realty Income obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

        "New York Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        "Reference Treasury Dealer" means, with respect to any redemption date for the 2028 notes, (i) Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and UBS Securities LLC and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), Realty Income shall substitute therefor another Primary Treasury Dealer), (ii) one other Primary Treasury Dealer selected by BNY Mellon Capital Markets, LLC or its successor after consultation with Realty Income and (iii) one other Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. or its successor after consultation with Realty Income.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the 2028 notes, the average, as determined by Realty Income, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Realty Income by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third New York Business Day preceding such redemption date.

Optional Redemption of 2022 Notes

        Unless otherwise expressly stated or the context otherwise requires, references to the "2022 notes" appearing under this caption "—Optional Redemption of 2022 Notes" and the caption "—Other Optional Redemption Provisions" below include the 2022 notes offered hereby and the existing 2022 notes.

        Prior to July 15, 2022, the 2022 notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:

  (a)
  100% of the principal amount of the 2022 notes to be redeemed, and

  (b)
  the sum of the present values of the remaining scheduled payments of principal of and interest on the 2022 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2022 notes being redeemed to such redemption date.

        On and after July 15, 2022, the 2022 notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to 100% of the principal amount of the 2022 notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2022 notes being redeemed to the applicable redemption date.

        Notwithstanding the foregoing, installments of interest on 2022 notes that are due and payable on a 2022 notes interest payment date falling on or prior to a redemption date for the 2022 notes will be payable to the persons who were the Holders of the 2022 notes (or one or more predecessor 2022 notes) registered as such at the close of business on the relevant 2022 notes regular record date according to their terms and the provisions of the Indenture.

        The following definitions apply solely with respect to the 2022 notes:

        "Treasury Rate" means, with respect to any redemption date for the 2022 notes:

  (a)
  the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date of the 2022 notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or

  (b)
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate shall be calculated on the third Business Day (as defined below) preceding the applicable redemption date.

        "Comparable Treasury Issue" means, with respect to any redemption date for the 2022 notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2022 notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2022 notes to be redeemed.

        "Independent Investment Banker" means, with respect to any redemption date for the 2022 notes, Citigroup Global Markets Inc. and its successors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors or Wells Fargo Securities, LLC and its successors (whichever shall be appointed by Realty Income) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Realty Income.

        "Comparable Treasury Price" means, with respect to any redemption date for the 2022 notes:

  (a)
  the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  (b)
  if Realty Income obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

  (c)
  if Realty Income obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

        "Business Day" means, for purposes of the information appearing under this caption "Optional Redemption of 2022 Notes," any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        "Reference Treasury Dealer" means with respect to any redemption date for the 2022 notes, (i) Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), Realty Income shall substitute therefor another Primary Treasury Dealer), (ii) one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor after consultation with Realty Income and (iii) one other Primary Treasury Dealer selected by Realty Income.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the 2022 notes, the average, as determined by Realty Income, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Realty Income by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day (as defined above) preceding such redemption date.

        "Final Maturity Date," with respect to the 2022 notes, means October 15, 2022

  Optional Redemption of 2047 Notes

        Unless otherwise expressly stated or the context otherwise requires, references to the "2047 notes" appearing under this caption "—Optional Redemption of 2047 Notes" and the caption "—Other Optional Redemption Provisions" below include the 2047 notes offered hereby and the existing 2047 notes.

        Prior to September 15, 2046 (the "2047 Notes Par Call Date"), the 2047 notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to the greater of:

  (a)
  100% of the principal amount of the 2047 notes to be redeemed, and

  (b)
  the sum of the present values of the remaining scheduled payments of principal of and interest on the 2047 notes to be redeemed (exclusive of interest accrued to the applicable redemption date), assuming the 2047 notes matured and that accrued and unpaid interest on the 2047 notes was payable on the 2047 Notes Par Call Date, discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the 2047 notes being redeemed to such redemption date.

        On and after the 2047 Notes Par Call Date, the 2047 notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to 100% of the principal amount of the 2047 notes to be redeemed, plus accrued and unpaid interest on the principal amount of the 2047 notes being redeemed to the applicable redemption date.

        Notwithstanding the foregoing, installments of interest on 2047 notes that are due and payable on a 2047 notes interest payment date falling on or prior to a redemption date for the 2047 notes will be payable to the persons who were the Holders of the 2047 notes (or one or more predecessor

2047 notes) registered as such at the close of business on the relevant 2047 notes regular record date according to their terms and the provisions of the Indenture.

        The following definitions apply solely with respect to the 2047 notes:

        "Treasury Rate" means, with respect to any redemption date for the 2047 notes:

  (a)
  the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the 2047 Notes Par Call Date yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or

  (b)
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate shall be calculated by the Company on the third New York Business Day preceding the applicable redemption date.

        "Comparable Treasury Issue" means, with respect to any redemption date for the 2047 notes, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the 2047 notes to be redeemed (assuming that the 2047 notes matured on the 2047 Notes Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2047 notes to be redeemed (assuming that the 2047 notes matured on the 2047 Notes Par Call Date).

        "Independent Investment Banker" means, with respect to any redemption date for the 2047 notes, Citigroup Global Markets Inc. and its successors, Barclays Capital Inc. and its successors, BNY Mellon Capital Markets, LLC and its successors, or Goldman, Sachs & Co. and its successors (whichever shall be appointed by Realty Income) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Realty Income.

        "Comparable Treasury Price" means, with respect to any redemption date for the 2047 notes:

  (a)
  if Realty Income obtains four Reference Treasury Dealer Quotations for such redemption date, the average of such Reference Treasury Dealer Quotations after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  (b)
  if Realty Income obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such Reference Treasury Dealer Quotations, or

  (c)
  if Realty Income obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

        "New York Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        "Reference Treasury Dealer" means, with respect to any redemption date for the 2047 notes, (i) Citigroup Global Markets Inc., Barclays Capital Inc. and Goldman, Sachs & Co. and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), Realty Income shall substitute therefor another Primary Treasury Dealer) and (ii) one other Primary Treasury Dealer selected by BNY Mellon Capital Markets, LLC or its successor after consultation with Realty Income.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the 2047 notes, the average, as determined by Realty Income, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Realty Income by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third New York Business Day preceding such redemption date.

  Other Optional Redemption Provisions

        The provisions described under this caption "—Other Optional Redemption Provisions" apply to the 2028 notes, the 2022 notes and the 2047 notes.

        Notice of any redemption of the notes of any series by Realty Income will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of notes of such series to be redeemed. If less than all of the outstanding notes of any series are to be redeemed, the notes of such series to be redeemed shall be selected, so long as the notes of such series are in book-entry form, in accordance with the applicable procedures of DTC (as defined below) or, if the notes of such series are issued in definitive certificated form under the limited circumstances described below under "—Book-Entry System," by such method as the Trustee shall deem fair and appropriate.

        Unless Realty Income defaults in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Same-Day Settlement and Payment

        Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the Global Notes will be made by Realty Income by wire transfer of immediately available funds to an account maintained by the payee in the United States.

        If notes of any series are issued in definitive certificated form under the limited circumstances described below, payments of interest on the certificated notes of such series may be made, at our option, by check mailed to the addresses of the persons entitled thereto, as such addresses appear in the register for the notes of such series, or by wire transfer to accounts maintained by the payees in the United States; provided, however, that a Holder of $5 million or more in aggregate principal amount of notes of such series in definitive certificated form will be entitled to receive payments of interest due on any interest payment date by wire transfer of immediately available funds to an account maintained by such Holder in the United States so long as such Holder has given appropriate wire transfer instructions to the Trustee or a paying agent at least 15 calendar days prior to the applicable interest payment date. Any such wire transfer instructions will remain in effect until revoked by such Holder or until such person ceases to be a Holder of $5 million or more in aggregate principal amount of notes of such series in definitive certificated form.

        Payments of principal of and premium, if any, and interest on notes of any series in definitive certificated form that are due and payable on the maturity date of the notes of such series, any redemption date for the notes of such series or any other date on which principal of the notes of such series is due and payable will be made by wire transfer of immediately available funds to accounts maintained by the Holders thereof in the United States, so long as such Holders have given appropriate wire transfer instructions to the Trustee or a paying agent, against surrender of such notes to the Trustee or a paying agent; provided that installments of interest that are due and payable on any interest payment date falling on or prior to such maturity date, redemption date or other date on which principal of such notes is payable will be paid in the manner described in the preceding paragraph to the persons who were the Holders of such notes (or one or more predecessor notes of such series) registered as such at the close of business on the relevant regular record dates according to the terms and provisions of the Indenture.

Book-Entry System

        The following are summaries of certain rules and operating procedures of The Depository Trust Company, or DTC, that affect the payment of principal, premium, if any, and interest on and transfers of interests in the Global Notes. Upon issuance, the notes of each series will only be issued in the form of one or more Global Notes of such series which will be held by DTC or the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Note of any series, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the notes of such series represented by such Global Note beneficially owned by participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole Holder of the notes of the applicable series represented by such Global Note for all purposes under the Indenture. Except under the limited circumstances set forth below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or Holders of such notes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of notes under the Indenture. Realty Income understands that under existing industry practices, if Realty Income requests any action of Holders of notes of any series or if an owner of a beneficial interest in a Global Note of any series desires to give or take any action that a Holder of notes of such series is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of Realty Income, the Trustee or any other agent of Realty Income or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in a Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. Realty Income expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. Realty Income also expects that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants

        The Indenture provides that if (1) DTC notifies Realty Income that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered as such under the Exchange Act at any time when the depositary is required to be so registered in order to act as depositary for the applicable Global Notes and a successor depositary is not appointed within 90 days after Realty Income receives such notice or learns of such ineligibility, (2) Realty Income determines that the notes of any series shall no longer be represented by Global Notes and executes and delivers to the Trustee an officers' certificate to that effect or (3) an event of default (as defined in the accompanying prospectus under "Description of Debt Securities—Events of Default, Notice and Waiver") with respect to the notes of any series has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes of such series advise DTC to cease acting as depositary for the Global Notes of such series, Realty Income will issue notes of such series in definitive form in exchange for interests in all outstanding Global Notes of such series. Any notes issued in definitive form in exchange for interests in a Global Note will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in a Global Note.

        DTC has advised Realty Income that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Clearstream.    Clearstream Banking, société anonyme ("Clearstream"), is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants"), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Participants include financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include one or more of the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

        Euroclear.    The Euroclear System ("Euroclear") was created to hold securities for participants of Euroclear ("Euroclear Participants"), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include one or more of the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When interests in Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the notes against payment. After settlement, Clearstream or Euroclear will credit the notes to the Clearstream Participant's or Euroclear Participant's account, as applicable. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending the notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to a DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Participant or Euroclear Participant wishes to transfer interests in Global Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or the Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding business day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear Participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

        Although we understand that DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        For a discussion of certain material United States federal income tax consequences regarding our company and holders of the notes offered hereby, please see Exhibit 99.1 to in our Current Report on Form 8-K filed with the SEC on February 27, 2017 (the "February 2017 Form 8-K"), which was filed pursuant to Item 8.01 of Form 8-K. Such Form 8-K (including Exhibit 99.1 thereto) is incorporated by reference into the accompanying prospectus and supersedes and replaces, in their entirety, (i) the discussion under the heading "United States Federal Income Tax Considerations" in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on August 4, 2016 and (ii) the discussion under the heading "United States Federal Income Tax Considerations" in the accompanying prospectus and in our registration statement on Form S-3 (File No. 333-208652) filed with the SEC on December 21, 2015. Such Form 8-K may be obtained as described under "Where You Can Find More Information" in the accompanying prospectus. See "Incorporation by Reference" in the accompanying prospectus. The discussion below is an amendment and supplement to, and is intended to be read together with, Exhibit 99.1 to the February 2017 Form 8-K. Prospective investors in the notes offered hereby should consult their tax advisors regarding the United States federal income and other tax considerations to them of the acquisition, ownership and disposition of the notes offered by this prospectus supplement.

        Each capitalized term used but not defined in this "Supplemental U.S. Federal Income Tax Considerations" section has the meaning ascribed thereto in the accompanying prospectus.

        The following discussion supersedes and replaces, solely insofar as it relates to the notes offered hereby, the final sentence of the first paragraph under the heading "United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities" in Exhibit 99.1 to the February 2017 Form 8-K.

        In addition, this discussion is limited to persons purchasing the 2028 notes for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash), and to persons purchasing the 2022 notes and the 2047 notes offered hereby for cash pursuant to this offering at the public offering price indicated on the cover page of this prospectus supplement.

        The following discussion, which relates solely to the 2022 notes and the 2047 notes offered hereby, is included as a new section following the first paragraph under the heading "United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities" in Exhibit 99.1 to the February 2017 Form 8-K.

  Qualified Reopening

        For U.S. federal income tax purposes, we expect and the following discussion assumes that the 2022 notes and the 2047 notes offered hereby will be treated as issued in "qualified reopenings" of the existing 2022 notes and the existing 2047 notes, respectively. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the 2022 notes and the 2047 notes offered hereby will have the same issue date and the same issue price as the existing 2022 notes and the existing 2047 notes, respectively, for U.S. federal income tax purposes.

        The following discussion, which relates solely to the 2022 notes and the 2047 notes offered hereby, is included as a new section immediately following the heading "United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities—U.S. Holders" in Exhibit 99.1 to the February 2017 Form 8-K.

        Pre-Acquisition Accrued Interest.    A portion of the price paid for a 2022 note or 2047 note offered hereby will be allocable to interest that "accrued" prior to the date the 2022 note or 2047 note is purchased ("pre-acquisition accrued interest"). We intend to take the position that, to the extent a portion of a U.S. holder's purchase price is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest will be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. holder. Amounts treated as a nontaxable return of pre-acquisition accrued interest should reduce a U.S. holder's adjusted tax basis in the 2022 note or 2047 note offered hereby by a corresponding amount.

        The following discussion supersedes and replaces, but only insofar as it relates to the notes offered hereby, the section under the heading "United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities—U.S. Holders—Payments of Interest" in Exhibit 99.1 to the February 2017 Form 8-K.

        Payments of Interest.    Interest on a debt security (other than pre-acquisition accrued interest) generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder's method of tax accounting for U.S. federal income tax purposes.

        The following discussion, which relates solely to the 2022 notes and the 2047 notes offered hereby, is included as a new section following the section under the heading "United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities—U.S. Holders—Payments of Interest" in Exhibit 99.1 to the February 2017 Form 8-K.

        Amortizable Bond Premium.    If a U.S. holder purchases a 2022 note or 2047 note offered hereby for an amount (excluding any portion thereof allocable to pre-acquisition accrued interest) that exceeds the 2022 note's or 2047 note's principal amount, the U.S. holder will be considered to have purchased the 2022 note or 2047 note with "amortizable bond premium" in an amount equal to the excess. Generally, a U.S. holder may elect to amortize the premium as an offset to interest, using a constant-yield method, over the remaining term of the 2022 notes or 2047 notes, as applicable. However, because the 2022 notes and the 2047 notes may be optionally redeemed by us for an amount in excess of their principal amount, special rules apply that could result in a deferral of the amortization of the bond premium until later in the term of the 2022 notes or 2047 notes, as applicable. Under the Treasury Regulations, a U.S. holder may offset the stated interest income allocable to an accrual period with the bond premium allocable to the accrual period. If the bond premium allocable to an accrual period exceeds the stated interest income allocable to the accrual period, the excess is treated as a bond premium deduction. However, the amount treated as a bond premium deduction is limited to the amount by which such U.S. holder's total interest inclusions on the 2022 notes or 2047 notes, as applicable, in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. If a U.S. holder elects to amortize bond premium, the U.S. holder must reduce its adjusted tax basis in the 2022 notes or the 2047 notes, as applicable, by the amount of the bond premium used to offset interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS.

        The following discussion supersedes and replaces, but only insofar as it relates to the notes offered hereby, the third sentence under the heading "United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities—U.S. Holders—Sale or Other Taxable Disposition" in Exhibit 99.1 to the February 2017 Form 8-K.

        A U.S. holder's adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security, reduced by amortized bond premium and by any pre-acquisition accrued interest previously received.

        The following discussion is added to the end of the second paragraph under the heading "United States Federal Income Tax Considerations—Additional Withholding Tax on Payments Made to Foreign Accounts" in Exhibit 99.1 to the February 2017 Form 8-K.

        However, a debt security issued prior to July 1, 2014 (including any debt security issued on or after July 1, 2014 in a qualified reopening of an existing debt security issued prior to such date) is exempt from the withholding under FATCA, unless it is significantly modified on or after such date. Assuming the 2022 notes are treated as issued in a qualified reopening of the existing 2022 notes that were issued prior to July 1, 2014, the 2022 notes as well as the existing 2022 notes will be grandfathered from the withholding under FATCA.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Subject to the terms and conditions contained in a purchase agreement between us and each of the underwriters named below, for whom Citigroup Global Markets Inc., Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Goldman Sachs & Co. LLC, UBS Securities LLC and U.S. Bancorp Investments, Inc. are acting as representatives, or the representatives, the underwriters have severally agreed to purchase from us, and we have agreed to sell, the respective principal amounts of notes listed opposite their names below.

Underwriter	Principal amount of 2028 Notes	Principal amount of 2022 Notes	Principal amount of 2047 Notes
Citigroup Global Markets Inc.	$56,375,000	$51,250,000	$25,625,000
Barclays Capital Inc.	34,375,000	31,250,000	15,625,000
BNY Mellon Capital Markets, LLC	34,375,000	31,250,000	15,625,000
Goldman Sachs & Co. LLC	34,375,000	31,250,000	15,625,000
UBS Securities LLC	34,375,000	31,250,000	15,625,000
U.S. Bancorp Investments, Inc.	34,375,000	31,250,000	15,625,000
Credit Suisse Securities (USA) LLC	27,500,000	25,000,000	12,500,000
J.P. Morgan Securities LLC	27,500,000	25,000,000	12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,500,000	25,000,000	12,500,000
Mizuho Securities USA LLC	27,500,000	25,000,000	12,500,000
Morgan Stanley & Co. LLC	27,500,000	25,000,000	12,500,000
RBC Capital Markets, LLC	27,500,000	25,000,000	12,500,000
Regions Securities LLC	27,500,000	25,000,000	12,500,000
Wells Fargo Securities, LLC	27,500,000	25,000,000	12,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	19,250,000	17,500,000	8,750,000
MUFG Securities Americas Inc.	19,250,000	17,500,000	8,750,000
PNC Capital Markets LLC	19,250,000	17,500,000	8,750,000
Stifel, Nicolaus & Company, Incorporated	19,250,000	17,500,000	8,750,000
Comerica Securities, Inc.	5,500,000	5,000,000	2,500,000
Raymond James & Associates, Inc.	5,500,000	5,000,000	2,500,000
Samuel A. Ramirez & Company, Inc.	5,500,000	5,000,000	2,500,000
Academy Securities, Inc.	2,750,000	2,500,000	1,250,000
Evercore Group L.L.C.	2,750,000	2,500,000	1,250,000
Moelis & Company LLC	2,750,000	2,500,000	1,250,000

Total	$550,000,000	$500,000,000	$250,000,000

        The purchase agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are required to purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by their counsel and other conditions contained in the purchase agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Commissions and Discounts

        The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the respective public offering prices listed on the cover page of this prospectus supplement and may offer the notes to dealers at those prices less a concession not in excess of 0.400% of the principal amount in the case of the 2028 notes, not in excess of 0.350% of the principal amount in the case of the 2022 notes, and not in excess of 0.525% of the principal amount in the case of the 2047 notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount in the case of the 2028 notes, not in excess of 0.200% of the principal amount in the case of the 2022 notes, and not in excess of 0.350% in the case of the 2047 notes to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

        The following table shows the underwriting discounts to be paid to the underwriters by Realty Income Corporation.

	Per 2028 Note	Total for 2028 Notes	Per 2022 Note	Total for 2022 Notes	Per 2047 Note	Total for 2047 Notes	Total For All Notes
Underwriting discounts	0.650%	$3,575,000	0.600%	$3,000,000	0.875%	$2,187,500	$8,762,500

        The expenses of this offering, not including the underwriting discounts, are estimated at $1.5 million and are payable by Realty Income.

No Prior Market

        The 2028 notes are a new issue of securities with no established trading market, and, although the 2022 notes and 2047 notes offered herein will each constitute part of an existing series of our outstanding notes, there is likewise no established trading market for any such series of outstanding notes. Although the underwriters may make a market for the 2028 notes, the 2022 notes or the 2047 notes after we complete this offering, they have no obligation to do so and may discontinue making a market in the 2028 notes, the 2022 notes or the 2047 notes at any time without notice. We have not listed and do not intend to apply for listing of any of the 2028 notes, 2022 notes or 2047 notes on any securities exchange. We cannot assure you that a trading market for the 2028 notes will develop or, if developed, that it will continue, that any trading market for the 2022 notes or the 2047 notes that may exist will continue (or, if no trading market for the 2022 notes and 2047 notes exists, that a trading market will develop or, if developed, will continue) or as to the liquidity of any trading market for the 2028 notes that may develop or any trading market for the 2022 notes or the 2047 notes that may exist or develop.

Price Stabilization and Short Positions

        In connection with this offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes of any or all series. Specifically, the underwriters may overallot in connection with the offering of the notes of any series, creating a short position in the notes of such series. In addition, the underwriters may bid for, and purchase, notes of any series in the open market to cover short positions or to stabilize the price of the notes of such series. Any of these activities may stabilize or maintain the market price of the notes of any series above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if commenced, may have on the market price of the notes of any series. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

Delayed Settlement

        We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Other Relationships

        Some or all of the underwriters and/or their respective affiliates have provided and in the future may provide investment banking, commercial banking and/or other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and may in the future receive compensation. In particular, affiliates of some or all of the underwriters participating in this offering are lenders under our $2.0 billion revolving credit facility and our $250.0 million term loan facility and affiliates of some of the underwriters may be lenders under our $70.0 million term loan. Because we intend to use net proceeds from this offering to repay borrowings outstanding under our revolving credit facility, lenders under our revolving credit facility that are affiliated with underwriters of this offering will receive net proceeds from this offering through the repayment of those borrowings under that facility. An affiliate of BNY Mellon Capital Markets, LLC, one of the underwriters, is the trustee under the indenture for the notes.

        In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their respective affiliates has a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority, Inc. member and a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

        Comerica Securities, Inc., a Financial Industry Regulatory Authority, Inc. member, is paying a referral fee to an affiliated entity, Comerica Bank.

        Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our $2.0 billion revolving credit facility and $250.0 million term loan facility, a fee in connection with this offering.

        An affiliate of Wells Fargo Securities, LLC, one of the underwriters, has acted, and may in the future act, as broker in connection with purchases of certain real estate assets by the Company, including assets which may have been or may be purchased with borrowings under the Company's revolving credit facility, which borrowings may be repaid with net proceeds from this offering. Upon consummation of these purchases, such affiliate has received and in the future may receive customary brokerage fees paid by the seller.

Conflicts of Interest

        As described above under "Use of Proceeds," we intend to use net proceeds from this offering to repay borrowings outstanding under our revolving credit facility. Because, as described above under "—Other Relationships," affiliates of some or all of the underwriters are lenders under our revolving credit facility, more than 5% of the net proceeds of this offering (not including underwriters discounts and commissions) may be received by such affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a real estate investment trust.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area (the "EEA") which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State may not be made other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

        The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, no person may issue or have in its possession for the purpose of issue, this prospectus supplement and/or the accompanying prospectus or any advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong, except (i) where the notes are only intended to be offered to "professional investors" (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("SFO") and the subsidiary legislation made thereunder), (ii) in circumstances which do not result in this prospectus supplement and/or the accompanying prospectus being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) ("CO"), or (iii) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO.

        The offer of the notes is personal to the person to whom this prospectus supplement and/or the accompanying prospectus have been delivered, and a subscription for the notes will only be accepted from such person.

        No person to whom a copy of this prospectus supplement and/or the accompanying prospectus is issued may copy, issue or distribute this prospectus supplement and/or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and/or the accompanying prospectus, you should obtain independent professional advice.

Japan

        The notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the "FIEA"). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or having its principal office in Japan) or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA") by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) (an "Institutional Investor") pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an "Accredited Investor") or other relevant person (as defined in Section 275(2) of the SFA) (a "Relevant Person") and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

  (a)
  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

  (b)
  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation and the beneficiaries' rights and interest in that trust (howsoever described) shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

  (i)
  to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

  (ii)
  where no consideration is or will be given for the transfer; or

  (iii)
  where the transfer is by operation of law.

Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Realty Income or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

 LEGAL MATTERS

        Certain legal matters relating to this offering, including the validity of the notes offered hereby, will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Certain matters relating to Maryland law in connection with this offering will be passed upon for us by Venable LLP, Baltimore, Maryland. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. As of November 24, 2017, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned 8,461 shares of our common stock and, as of November 17, 2017, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 8,978 shares of our common stock.

EXPERTS

        The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        As described in the accompanying prospectus under the caption "Incorporation by Reference" and in this prospectus supplement under the caption "Supplemental U.S. Federal Income Tax Considerations," we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the Securities and Exchange Commission, or the SEC, under the Exchange Act. However, no document, exhibit or information or portion thereof that we have "furnished" or may in the future "furnish" to (rather than "file" with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

REALTY INCOME CORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants

        Realty Income Corporation, a Maryland corporation, may from time to time offer in one or more series or classes (1) our debt securities, (2) shares of our common stock, $0.01 par value per share, (3) shares or fractional shares of our preferred stock, $0.01 par value per share, (4) depositary shares representing fractional interests in shares of our preferred stock or (5) warrants to purchase our debt securities, common stock, preferred stock or depositary shares, on terms to be determined at the time of the offering. Our debt securities, our common stock, our preferred stock, our depositary shares and our warrants (collectively referred to as our securities), may be offered, separately or together, in separate series or classes, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.

        The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, where applicable:

  •
  in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into other securities offered hereby, covenants and any initial public offering price;

  •
  in the case of our common stock, any initial public offering price;

  •
  in the case of our preferred stock, the specific designation, preferences, right of conversion into other securities offered hereby and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price;

  •
  in the case of depositary shares, the fraction of a share of preferred stock represented by each such depositary share and any initial public offering price; and

  •
  in the case of warrants, whether such warrants will be exercisable for our debt securities, common stock, preferred stock or depositary shares and the duration, exercise price and any initial public offering price.

        In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be.

        Investing in our securities involves risks. See "Risk Factors" on page 3 of this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "O." On December 18, 2015, the last reported sale price of the common stock on the New York Stock Exchange was $51.08 per share.

        Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2015.

ABOUT THIS PROSPECTUS

        Unless this prospectus otherwise indicates or the context otherwise requires, all references to "Realty Income," "our," "us" and "we" in this prospectus mean Realty Income Corporation and its subsidiaries on a consolidated basis.

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and may provide you with a free writing prospectus or other offering materials (collectively, "offering materials") that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials.

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

        Realty Income, The Monthly Dividend Company®, is an S&P 500 real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our property portfolio. We seek to increase earnings and distributions to stockholders through active portfolio management, asset management and the acquisition of additional properties.

        We have in-house acquisition, portfolio management, asset management, credit research, real estate research, legal, finance and accounting, information technology, and capital markets capabilities. As of September 30, 2015, we owned a diversified portfolio of 4,473 properties located in 49 states and Puerto Rico, with over 74.8 million square feet of leasable space leased to 236 different commercial tenants doing business in 47 industry segments. Of the 4,473 properties in the portfolio at September 30, 2015, 4,454, or 99.6%, were single-tenant properties, and the remaining properties were multi-tenant properties. At September 30, 2015, of the 4,454 single-tenant properties, 4,380 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 10.1 years.

        We are organized to operate as an equity real estate investment trust, commonly referred to as a REIT. Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000. Our common stock is listed on The New York Stock Exchange, or NYSE, under the ticker symbol "O" with a cusip number of 756109-104. Our central index key number is 726728. Our 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, or the Class F preferred stock, is listed on the NYSE under the ticker symbol "OprF" with a CUSIP number of 756109-807.

 RISK FACTORS

        Investing in our securities involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated or deemed to be incorporated by reference in this prospectus, in addition to the other risks and uncertainties described in the documents incorporated and deemed to be incorporated by reference herein and described in the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of our securities. As used under the captions "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, references to our capital stock include both our common stock and any class or series of our preferred stock and references to our stockholders include holders of our common stock and any class or series of our preferred stock, in each case unless otherwise expressly stated or the context otherwise requires. Please also refer to the section below entitled "Forward-Looking Statements."

 FORWARD-LOOKING STATEMENTS

        This prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein, the words "estimated," "anticipated," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions and statements regarding estimated or future results of operations (including, without limitation, estimated and future normalized and adjusted funds from operations and net income). Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

  •
  our anticipated growth strategies;

  •
  our intention to acquire additional properties and the timing of these acquisitions;

  •
  our intention to sell properties and the timing of these property sales;

  •
  our intention to re-lease vacant properties;

  •
  anticipated trends in our business, including trends in the market for long-term net-leases of freestanding, single-tenant properties; and

  •
  future expenditures for development projects.

        Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:

  •
  our continued qualification as a real estate investment trust;

  •
  general business and economic conditions;

  •
  competition;

  •
  fluctuating interest rates;

  •
  access to debt and equity capital markets;

  •
  continued volatility and uncertainty in the credit markets and broader financial markets;

  •
  other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

  •
  impairments in the value of our real estate assets;

  •
  changes in the tax laws of the United States of America;

  •
  the outcome of any legal proceedings to which we are a party or which may occur in the future; and

  •
  acts of terrorism and war.

        Additional factors that may cause risks and uncertainties include those discussed in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and also include risk factors and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus.

        You are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus. Those forward-looking statements speak only as of the respective dates of those documents and we undertake no obligation to update any information contained herein or incorporated herein by reference or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness, the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in our portfolio.

 RATIOS OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES AND
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratios of earnings from continuing operations to fixed charges and the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings from continuing operations to fixed charges were computed by dividing our earnings from continuing operations by our fixed charges. For this purpose, earnings from continuing operations consist of income from continuing operations before interest expense. Fixed charges consist of interest costs (including capitalized interest) and the amortization of debt issuance costs. In computing the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, or Class D preferred stock, our 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock, or Class E preferred stock, and our Class F preferred stock to the extent outstanding during the periods set forth below. On May 27, 2004 and October 19, 2004, we issued 4,000,000 shares and 1,100,000 shares, respectively, of our Class D preferred stock and, on March 1, 2012, we redeemed all of our outstanding shares of Class D preferred stock. On December 7, 2006, we issued 8,800,000 shares of our Class E preferred stock. We redeemed all of the outstanding shares of our Class E preferred stock on October 24, 2014. On February 7, 2012 and April 19, 2012, we issued 14,950,000 shares and 1,400,000 shares, respectively, of our Class F preferred stock. All of these shares of Class F preferred stock are outstanding as of the date of this prospectus.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings from Continuing Operations to Fixed Charges	2.1x	2.2x	2.0x	2.1x	2.3x	2.2x
Ratio of Earnings from Continuing Operations to Combined Fixed Charges and Preferred Stock Dividends	1.9x	1.9x	1.6x	1.6x	1.9x	1.7x

DESCRIPTION OF DEBT SECURITIES

General

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Debt Securities" mean Realty Income Corporation excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

Terms

        The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.

        Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.

        Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:

  (1)
  the title and ranking of those debt securities;

  (2)
  the aggregate principal amount of those debt securities and any limitation thereon;

  (3)
  the price at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into other securities offered hereby, or the method by which any convertible portion of those debt securities shall be determined;

  (4)
  if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the securities into which those debt securities are convertible;

  (5)
  the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

  (6)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

  (7)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

  (9)
  the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

  (10)
  our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

  (11)
  if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

  (13)
  whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

  (14)
  whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

  (15)
  the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

  (16)
  any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

  (17)
  whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

  (18)
  the subordination provisions, if any, relating to those debt securities;

  (19)
  the provisions, if any, relating to any security provided for those debt securities; and

  (20)
  any other terms of those debt securities.

        If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee's corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

  1.
  the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

  2.
  the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

  3.
  the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

  •
  register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

  •
  exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Merger, Consolidation or Sale of Assets

        Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:

  •
  either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

  •
  an officers' certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants

        Existence.    Except as permitted under the heading above entitled "—Merger, Consolidation or Sale of Assets," we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

        Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

        Insurance.    Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        Payment of Taxes and Other Claims.    Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.

        Provisions of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:

  •
  transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

  •
  file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

  •
  supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

        Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term "Subsidiary," as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.

        Additional Covenants.    If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.

Events of Default, Notice and Waiver

        Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are "events of default" for any series of debt securities issued under it:

  (1)
  default for 30 days in the payment of any installment of interest on any debt security of that series;

  (2)
  default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

  (4)
  default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  (5)
  default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

  (6)
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

  (7)
  any other event of default provided with respect to a particular series of debt securities.

The term "Significant Subsidiary" as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

  •
  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

        Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

  •
  a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

  •
  a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

        Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders' interest.

        Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

        Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

  •
  change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.

        We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to our obligations under the indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);

  •
  the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

        Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:

  •
  defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) ("defeasance"); or

  •
  be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under "—Certain Covenants"), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

        A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

        "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the

United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  •
  the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock, preferred stock or other securities offered hereby will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock, preferred stock, or other securities offered hereby, and the conversion price or rate (or manner of calculation thereof), and may include, if applicable, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

        We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

 DESCRIPTION OF COMMON STOCK

        We have authority to issue 370,100,000 shares of our common stock, $0.01 par value per share. As of December 18, 2015, we had outstanding 249,713,573 shares of our common stock.

General

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials providing that our common stock will be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below describing our common stock are summaries, do not contain all of the information that may be important to you, and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Common Stock" mean Realty Income Corporation excluding its subsidiaries.

Terms

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of our outstanding Class F preferred stock provide in general that if we fail to declare and pay or declare and set apart for payment full cumulative dividends on the preferred stock of that class for all past dividend periods and the then current dividend period, no dividends or distributions on our common stock (other than dividends payable in shares of common stock or other shares of our capital stock ranking junior to the outstanding preferred stock of that class) may be declared or paid nor may we purchase or otherwise acquire any of our common stock (except by conversion into or exchange for other capital stock of ours ranking junior to the outstanding preferred stock of that class and except for purchases or acquisitions of our stock for the purpose of preserving our status as a REIT for United States federal and/or state income tax purposes). If we were to experience liquidation, dissolution or winding up, holders of our common stock would be entitled to share equally and ratably in any assets available for distribution to them, after payment or adequate provision for payment of our debts and other liabilities and the preferential amounts owing with respect to our outstanding preferred stock. The terms of our outstanding Class F preferred stock provide in general that, in the event of our liquidation, dissolution or winding up, the holders of that preferred stock will be entitled to receive, out of assets legally available for distribution to our stockholders, a liquidating distribution of $25 per share, plus accrued and unpaid dividends, before any distribution or payment may be made to the holders of our common stock. The terms of any additional preferred stock we may issue in the future may also provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see "General Description of Preferred Stock—Dividends" and "General Description of Preferred Stock—Liquidation Preference" in this prospectus, the articles supplementary designating the terms of our outstanding Class F preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, the description of our Class F preferred stock contained in our Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock (see "Restrictions on Ownership and Transfers of Stock" below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock) and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. For information regarding certain voting rights of our preferred stock, see "General Description of Preferred Stock—Voting Rights" in this prospectus, the articles supplementary designating the terms of our outstanding Class F preferred stock incorporated by reference as exhibits to the registration statement of which this prospectus is a part, the description of our Class F preferred stock contained in our Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election at the time if they choose to do so, and the holders of the remaining shares cannot elect any directors. All of our directors currently serve a one year term. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

        Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term "substantially all" of a company's assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of "substantially all" of our assets has taken place within the meaning of the MGCL provisions described above.

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the board could cause the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or delay or prevent a tender offer or change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock. For additional information, see "General Description of Preferred Stock" and "Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws."

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, our charter contains provisions intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding common stock. See "Restrictions on Ownership and Transfers of Stock" below.

Transfer Agent

        The registrar and transfer agent for our common stock is Wells Fargo Bank, N.A.

 GENERAL DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share. As of December 18, 2015, we had outstanding 16,350,000 shares of our Class F preferred stock. For a description of some of the terms of our outstanding Class F preferred stock, see the articles supplementary designating the terms of such class of preferred stock which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the description of such class of preferred stock contained in our Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, referred to under "Incorporation by Reference" below. For a description of some of the terms of any other class or series of preferred stock we may issue in the future, see the articles supplementary designating the terms of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference."

General

        The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." You should review our charter and bylaws and the articles supplementary designating the terms of the applicable class or series of our preferred stock carefully before you invest. As used under this caption "General Description of Preferred Stock," references to "Realty Income," "our," "we" and "us," and all similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series. Prior to the issuance of shares of each series or class, our board is required by the MGCL and our charter to determine the number of shares of such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series or class. Thus, the board could authorize the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or which could have the effect of delaying or preventing a tender offer or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest, any of which could adversely affect the market price of our common stock. For additional information, see "Certain Provisions of Maryland Law and of our Charter and Bylaws—Effect of Certain Provisions of Maryland Law and our Charter and Bylaws." The following discussion is applicable to any additional preferred stock that we may issue.

        You should refer to the prospectus supplement or other offering materials relating to the preferred stock offered thereby for specific terms of and other information concerning the preferred stock, including:

  (1)
  the title of the preferred stock;

  (2)
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to the preferred stock;

  (4)
  whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for the preferred stock;

  (6)
  the provision for a sinking fund, if any, for the preferred stock;

  (7)
  any voting rights of the preferred stock;

  (8)
  the provision for redemption, if applicable, of the preferred stock;

  (9)
  any listing of the preferred stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or other securities, including the conversion price or rate (or manner of calculation thereof);

  (11)
  a discussion of federal income tax considerations applicable to the preferred stock;

  (12)
  any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

  (13)
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (14)
  whether liquidation preferences on preferred stock will be counted as liabilities of ours in determining whether distributions to stockholders can be made under the MGCL;

  (15)
  any limitations on issuance of any series or class of preferred stock ranking senior to or on a parity with such series or class of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (16)
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any series or class will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

  •
  on a parity with our outstanding Class F preferred stock and all other equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of our preferred stock of each series or class shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement or other offering materials. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or other offering materials. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of such series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of preferred stock of any series or class are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series or class for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for the payment on the preferred stock of such series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends declared on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that series or class and such other series or class of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) and such other series or class of preferred stock (which, in the case of any such other series or class of preferred stock, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other series or class of preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the common stock or any other class or series of stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us, nor shall any shares of the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of our stock to preserve our status as a REIT for federal and/or state income tax purposes.

        Any dividend payment made on shares of a series or class of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

        If the applicable prospectus supplement or other offering material so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement or other offering material.

        The prospectus supplement or other offering materials relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other offering materials. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or, to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement or other offering materials.

        Notwithstanding the foregoing, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

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  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        In addition, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

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  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series or class (except by conversion into or exchange for stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        If fewer than all the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us that will not result in the automatic transfer of any shares of preferred stock of such series or class to a trust in order to avoid adversely affecting our REIT status.

        Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of preferred stock of any series or class to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series or class of the preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

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  the date on which the holder's conversion rights, if any, as to those shares shall terminate.

        If fewer than all the shares of preferred stock of any series or class are to be redeemed, the notice mailed to each holder shall also specify the number of shares of preferred stock to be redeemed from such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of the shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of preferred stock, such shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus accrued and unpaid dividends, if any.

        Notwithstanding the foregoing and except as otherwise may be required by law, the persons who were holders of record of shares of any class or series of preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those shares of preferred stock will not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

        Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our company, the holders of each series or class of our preferred stock shall be entitled to receive, out of our assets legally available for distribution to our stockholders, a liquidating distribution in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement or other offering materials) applicable to that class or series, plus an amount equal to any accrued and unpaid dividends to the date of payment (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock of such class or series does not have a cumulative dividend), before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to that series or class of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company, but subject to the preferential rights of the holders of shares of any class or series of our stock ranking senior to such series or class of preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that series or class of preferred stock, as such, will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets legally available therefor are insufficient to pay the full amount of the liquidating distributions payable on all outstanding shares of any series or class of preferred stock and the full amount of the liquidating distributions payable on all shares of any other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences. For those purposes, neither the consolidation or merger of us with or into any other entity, nor the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

        Except as may be set forth in the applicable prospectus supplement or other offering materials, whenever dividends on any shares of preferred stock of any series or class shall be in arrears for 18 or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable and with which the preferred stock of such class or series is entitled to vote as a class with respect to the election of those two directors, which may include our Class F preferred stock, if then outstanding), and the holders of such series or class of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with such class or series of preferred stock in the election of those two directors) will be entitled to vote for the election of such two additional directors to our board of directors at a special meeting called by us at the request of the holders of record of at least 10% of the outstanding shares of such class or series of preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with that class or series of preferred stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the shares of preferred stock of that class or series for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of the holders of the preferred stock of that class or series to elect those two directors will cease and (unless there are one or more other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable) the term of office of the two directors will automatically terminate and the number of directors constituting the board of directors will be reduced accordingly. If a special meeting is not called by us within 30 days after a request from the holders of the preferred stock of that class or series as described above, then the holders of record of at least 10% of the outstanding shares of that class or series of preferred stock may designate a holder to call the meeting at our expense.

        So long as any shares of any class or series of preferred stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with such series or class of preferred stock voting separately as a class):

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  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

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  amend, alter or repeal any of the provisions of our charter, including the articles supplementary for such series or class of preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of preferred stock; or

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  enter into any share exchange that affects such series or class of preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of such series or class of preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of such series or class of preferred stock;

provided that any amendment to our charter to authorize any increase in the number of authorized shares of preferred stock or common stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series or class with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act, with respect to which the vote would otherwise be required, shall be effected, all outstanding shares of such series or class of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock or other securities will be set forth in the applicable prospectus supplement or other offering materials. The terms will include the conversion price or rate (or the manner of calculation thereof) and, if applicable, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Restrictions on Ownership

        For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock may contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock.

Transfer Agent

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement or other offering materials.

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

        Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

        Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

        As used under this caption "Description of Depositary Shares," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with our debt securities, common stock, preferred stock or depositary shares or attached to or as units with such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which that prospectus supplement is delivered, including, where applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the type and number of securities purchasable upon exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such other security;

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  the date, if any, on and after which the warrants and the related securities, if any, will be separately transferable;

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  the price at which each security purchasable upon exercise of the warrants may be purchased;

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  the provisions, if any, for changes to or adjustments in the exercise price or number or amount of securities issuable on exercise;

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  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of the warrants that may be exercised at any one time; and

  •
  any other terms of the warrants.

        Copies of the applicable form of warrant agreement will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described below under "Where You Can Find More Information." The statements made herein relating to any warrant agreement and the related warrants are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable warrant agreement and related warrant certificate. You should read the applicable form of warrant agreement and warrant certificate in their entirety before making an investment decision.

        As used under this caption "Description of Warrants," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK

Internal Revenue Code Requirements

        To maintain our REIT status under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Transfer Restrictions in Charter

        Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of our outstanding shares of common stock. We refer to these restrictions as the "ownership limit." The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the holders of two-thirds of all shares entitled to vote on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter.

        Our outstanding preferred stock is subject to transfer restrictions similar to those described under this caption "Restrictions on Ownership and Transfers of Stock," and we anticipate that any class or series of preferred stock that we issue in the future will also be subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.

Effect of Violation of Transfer Provisions

        According to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in the charter, or as otherwise permitted by our board of directors, or result in our being "closely held" under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for such shares or the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price (determined as provided in our charter) of such shares as of the date of the event resulting in the transfer or the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner (prior to the discovery by us that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.

        In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Realty Income that might involve a premium price for the common stock or otherwise be in the best interest of stockholders.

        As set forth in the Treasury Regulations, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such common stockholder's actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See "Where You Can Find More Information."

Election and Removal of Directors

        Our charter and bylaws provide that our board of directors may establish the number of directors of our company as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15.

        Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies.

        Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

        Under the MGCL and our bylaws, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve for until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

        Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

        The articles supplementary designating the terms of our Class F preferred stock expressly provide that the provisions thereof described above under "General Description of Preferred Stock—Voting Rights," insofar as they apply to the Class F preferred stock, shall supersede anything inconsistent contained in our charter and bylaws, and the articles supplementary designating any other class or series of our preferred stock that we may issue in the future may contain a similar provision.

Amendment to Charter and Bylaws

        Except as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Except for amendments to certain provisions in our bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, our investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of our bylaws, which amendments must be approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, our board of directors generally has the exclusive power to amend our bylaws.

Maryland Business Combination Law

        Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Maryland Control Share Acquisitions Law

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        "Control share acquisition" does not include (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.

        As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the board of directors;

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  a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

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  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        We have not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.

Special Meetings of Stockholders

        Pursuant to our bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Advance Notice of Director Nomination and New Business

        Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record as of the record date set by the board for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year's annual meeting.

        Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws or (3) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the board for the special meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

        A stockholder's notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

        Our charter contains restrictions on ownership and transfer of our stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person from acquiring actual or constructive ownership of more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding shares of common stock. See "Restrictions on Ownership and Transfers of Stock." These restrictions could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.

        Our charter authorizes our board of directors to issue our preferred stock, including convertible preferred stock, without stockholder approval. The board of directors may establish the preferences, rights and other terms of any class or series of preferred stock we may issue, which may include voting rights and rights to convert such preferred stock into common stock. See "General Description of Preferred Stock." The issuance of preferred stock could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.

        Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions "—Special Meetings of Stockholders" and "—Advance Notice of Director Nomination and New Business" require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of our company or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in our stockholders' interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership or disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement that relates to those securities. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "United States Federal Income Tax Considerations" mean Realty Income Corporation excluding its subsidiaries. This summary is for general information only and is not tax advice. The information in this summary is based on:

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  the Code;

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  current, temporary and proposed Treasury Regulations promulgated under the Code;

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  the legislative history of the Code;

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  administrative interpretations and practices of the IRS; and

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  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax laws other than federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the tax consequences to you of:

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  the acquisition, ownership or disposition of our capital stock or debt securities, including the federal, state, local, non-U.S. and other tax consequences;

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  our election to be taxed as a REIT for federal income tax purposes; and

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  potential changes in applicable tax laws.

Taxation of Our Company

        General.    We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1994, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify" for any potential tax consequences if we fail to qualify as a REIT.

        The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and the holders of certain of its securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof.

        Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

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  First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  Second, we may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

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  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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  Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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  Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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  Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code generally are excluded from the application of this built-in gains tax.

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  Tenth, our subsidiaries that are C corporations, including our "taxable REIT subsidiaries" described below, generally will be required to pay federal corporate income tax on their earnings.

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  Eleventh, we will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," "excess interest," or (for taxable years beginning after December 31, 2015) "redetermined TRS service income," as described below under "—Penalty Tax." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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  Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

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  Thirteenth, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

        From time to time we may own properties in other countries which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion under the heading "Restrictions on Ownership and Transfer." These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in "—Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies."

        We generally have control of our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable

REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. A REIT's ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See "—Asset Tests."

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including "rents from real property," dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from our taxable REIT subsidiaries with respect their provision of services are expected to be treated as dividends or interest, which would qualify for the 95% gross income test, but not the 75% gross income test.

        We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term "hedging transaction," as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        From time to time we may own properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.

        To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

        We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Our Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

        Penalty Tax.    Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We do not believe we have been, and do not expect to be, subject to this penalty tax, although our rental or service arrangements may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds. For taxable years beginning after December 31, 2015, the term "real estate assets" also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.

        Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries. So long as each of these companies qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their stock. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 25% (20% for taxable years beginning after December 31, 2017) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above.

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company that owns such securities, or acquiring other assets). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners' or members' interests in, a partnership or limited liability company in which we have an ownership interest. However, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, our "REIT taxable income" will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under "—General."

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, unless (for distributions made in taxable years beginning after December 31, 2014) we qualify as a "publicly offered REIT," the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. We believe that we are, and expect we will continue to be, a "publicly offered REIT." To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may borrow funds to pay dividends in order to meet the distribution requirements.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

        Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Failure to Qualify.    If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies

        General.    From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships and limited liability companies, based on our capital interests in each such entity. See "—Taxation of Our Company."

        Entity Classification.    Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Our Company—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies have been and will continue to be treated as partnerships or disregarded entities for federal income tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members, provided such allocations comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value.

        Any property acquired by a subsidiary partnership or limited liability company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

        Partnership Audit Rules.    The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

        Tax Liabilities and Attributes Inherited Through Merger or Acquisitions.    We may from time to time acquire other REITs through merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) U.S. federal income tax on its taxable income at regular rates. Furthermore, after the merger or acquisition is effective, the asset and income tests will apply to all of our assets, including the assets we acquire from such REIT, and to all of our income, including the income derived from the assets we acquire from such REIT. As a result, the nature of the assets that we acquire from such REITs and the income we derive from those assets may have an effect on our tax status as a REIT.

Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities

        The following summary describes the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This summary assumes you hold shares of our capital stock or debt securities as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:

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  banks, insurance companies, and other financial institutions;

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  tax-exempt organizations or governmental organizations;

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  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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  persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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  persons subject to the alternative minimum tax;

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  regulated investment companies and REITs;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  broker, dealers or traders in securities;

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  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; or

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  United States persons whose functional currency is not the U.S. dollar.

        If you are considering acquiring our capital stock or debt securities, you should consult your tax advisor concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our capital stock or debt securities arising under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

        When we use the term "U.S. holder," we mean a holder of shares of our capital stock or debt securities who, for U.S. federal income tax purposes, is:

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  an individual who is a citizen or resident of the United States;

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  a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        If you are an individual, corporation, estate or trust that holds shares of our capital stock or debt securities and you are not a U.S. holder, you are a "non-U.S. holder."

        If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our capital stock or debt securities, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

        To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder's adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders' long term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long term capital gains had been distributed as "capital gain dividends" by us to our stockholders.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder's income as long-term capital gain;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Capital Stock.    Except as described below under "Redemption or Repurchase by Us," if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares of our capital stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under "—Distributions Generally") unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. holder;

  •
  results in a "complete termination" of the U.S. holder's stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. holder's adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock.

        If a redemption or repurchase of shares of our capital stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "—Dispositions of Our Capital Stock."

        Tax Rates.    The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain "capital gain dividends," is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the

REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Taxation of Tax-Exempt Holders of Our Capital Stock

        Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income, or UBTI, to a tax-exempt holder, except as described below. This income or gain generally will be UBTI, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Code. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Capital Stock

        The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.

        Distributions Generally.    Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. holders are subject to federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

  (1)
  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. holder files an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder's capital stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder's adjusted basis in such capital stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

  (1)
  the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business.

Non-U.S. holders would generally be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in applicable Treasury Regulations) of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. However, any distribution with respect to any class of stock that is "regularly traded" on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the capital stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

        Sale of Our Capital Stock.    Except as described below under "—Redemption or Repurchase by Us," gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a "U.S. real property holding corporation," or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons, subject to certain rules. For purposes of determining whether a REIT is a "domestically controlled qualified investment entity," a person who at all applicable times holds less than 5 percent of a class of stock that is "regularly traded" is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a "domestically controlled qualified investment entity." Because our stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:

  (1)
  such class of capital stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

  (2)
  such non-U.S. holder owned, actually and constructively, 10% or less of such class of capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder's holding period.

        In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder's capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is "regularly traded" and the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

        If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not "regularly traded" on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 10% (15% for dispositions occurring after February 16, 2016) of the purchase price.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See "—Taxation of Taxable U.S. Holders of Our Capital Stock—Redemption or Repurchase by Us." If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Taxation of Non-U.S. Holders of Our Capital Stock—Distributions Generally." If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under "—Taxation of Non-U.S. Holders of Our Capital Stock—Sale of Our Capital Stock."

Taxation of Holders of Our Debt Securities

        The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

  U.S. Holders

        Payments of Interest.    Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

        Sale or Other Taxable Disposition.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.

  Non-U.S. Holders

        Payments of Interest.    Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

  •
  the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

  •
  either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or

    (3) the non-U.S. holder holds its debt security directly through a "qualified intermediary" (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

        If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

        If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

        Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        Sale or Other Taxable Disposition.    A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "—Taxation of Holders of Our Debt Securities—Non-U.S. Holders—Payments of Interest") unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        U.S. Holders.    A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

  •
  fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

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  furnishes an incorrect taxpayer identification number;

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  is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

  •
  fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

        Non-U.S. Holders.    Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

        Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Other Tax Consequences

        State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus and any accompanying prospectus supplement or other offering materials:

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  through underwriters or dealers;

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  through agents;

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  directly to purchasers;

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  directly to our stockholders; or

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  through a combination of any such methods of sale.

        The securities may be sold in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to prevailing market prices; or

  •
  at negotiated prices.

        We will describe in a prospectus supplement or other offering materials the particular terms of the offering of the securities, including the following:

  •
  the names of any underwriters or agents;

  •
  any underwriters' or agents' discounts or commissions; and

  •
  any securities exchanges on which the applicable securities may be listed.

        If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

        We may sell securities through agents designated by us. Any agent involved in the offer or sale of the securities pursuant to this prospectus will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement or other offering materials.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Additionally, underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In order to facilitate the offering of our securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time without notice.

        We also may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement or other offering materials.

        Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

 EXPERTS

        The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report with respect to the consolidated financial statements and financial statement schedule of Realty Income Corporation makes reference to Realty Income Corporation changing its method of reporting discontinued operations in 2014 due to the adoption of FASB Accounting Standards Update No. 2014-08.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under "United States Federal Income Tax Considerations." Sidley Austin LLP, San Francisco, California will act as counsel for any underwriters or agents. As of December 17, 2015, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned approximately 7,826 shares of our common stock. As of December 17, 2015, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 8,872 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

        Realty Income Corporation is subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, it files annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Realty Income Corporation's SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement.

 INCORPORATION BY REFERENCE

        We "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, in any other offering materials we may provide you in connection with the offering of securities, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the documents of Realty Income Corporation listed below and any future filings made by Realty Income Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

  •
  Annual Report of Realty Income on Form 10-K for the year ended December 31, 2014;

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  Quarterly Report of Realty Income on Form 10-Q for the quarter ended March 31, 2015;

  •
  Quarterly Report of Realty Income on Form 10-Q for the quarter ended June 30, 2015;

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  Quarterly Report of Realty Income on Form 10-Q for the quarter ended September 30, 2015;

  •
  Current Reports on Form 8-K filed with the SEC on February 23, 2015, April 10, 2015, May 13, 2015, June 17, 2015, July 2, 2015, July 30, 2015, September 10, 2015 (both Current Reports on Form 8-K filed on such date), October 1, 2015, October 7, 2015, December 4, 2015 and December 18, 2015;

  •
  The description of the Class F preferred stock contained in our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on February 3, 2012 (as amended pursuant to our Registration Statement on Form 8-A/A (File No. 001-13374) filed with the SEC on April 17, 2012), including any subsequently filed amendments and reports filed for the purpose of updating such descriptions.

You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:

  Realty Income Corporation.
  11995 El Camino Real
  San Diego, CA 92130
  Attention: Corporate Secretary
  (858) 284-5000

$1,300,000,000

$550,000,000 3.650% Notes due 2028

$500,000,000 3.250% Notes due 2022

$250,000,000 4.650% Notes due 2047

P R O S P E C T U S    S U P P L E M E N T

November 29, 2017

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